Miller Diversified Corporation
                                                 5754 West 11th Street
                                                 Greeley, Colorado 80634
                                                 Telephone: (970) 356-1200
                                                 Facsimile:  (970) 356-1574
--------------------------------------------------------------------------------

                                                            ______________, 2003
Dear Stockholder:


You are cordially invited to attend the Special Meeting of Stockholders of Miller Diversified Corporation to be held on October 31, 2003, commencing at 10:00 a.m. (Mountain Time) at 5754 West 11th Street, Greeley, Colorado. The board of directors and management look forward to personally greeting those stockholders able to attend the meeting.

At the Special Meeting you will be asked to consider and vote on the election of three directors to serve until the next Annual Meeting. The three directors nominated are the present directors of the Company. Since we have not had an annual meeting for the election of directors since 1997, we are asking that you confirm the present directors for another year.

In addition to electing directors, you are being asked to consider and vote on a proposal to sell substantially all the assets of the Company to Miller Feed Lots Inc., an affiliate company. The assets consists of 1,099 head of procurement feeder cattle (held for custom feeders), all receivables, inventory, pre-paid expenses, equipment used in the cattle feeding business, leasehold improvements, notes receivable, certain deposits, all shares of common stocks and other equity rights in the Company's subsidiary Miller Feeders, Inc., and cattle feeding contracts with customers for 4,624 head of cattle. Equipment will be valued as of August 31, 2003, the end of our fiscal year. All other assets to be sold may vary until the Closing Date, and will be valued as of the Closing Date. The consideration to be received by the Company cannot yet be determined but it is estimated that it will be approximately $1,439,035, based on the Company's May 31, 2003 financial statement. That amount is subject to adjustment of $594,630 to Miller Feed Lots for its share of losses incurred pursuant to the Loss Sharing Agreement, plus $250,000 as a lease cancellation fee for the cancellation of the feedlot lease, leaving a net consideration of $594,405, subject to significant adjustments down because of appraisals and continued operation to the Closing Date. Some of the assets sold may have a market value greater or less than the values shown on the books of the Company, and those values will not be determined until the Company books are closed for the 2003 fiscal year. Estimated values are included in the estimated consideration stated above.

As explained in the proxy statement, Miller Feed Lots is owned and controlled by your board of directors. That creates a conflict of interest for the board of directors, which is explained in the proxy statement. The proxy statement also explains that the Company's line of financing to purchase feeder cattle for both the Company and cattle feeders has been terminated. Your board of directors thinks it is in the best interest of stockholders to sell the cattle feeding business and attempt to be acquired by another entity. As explained in the proxy statement, your board of directors is seeking other opportunities for the

Company, but there is no assurance other opportunities will be found, and it is unknown what share of such enterprise Company stockholders might have.

Your board of directors recommends a vote FOR the election of directors, and FOR the sale of assets. The directors nominated are the existing board of directors, who are also directors of Miller Feed Lots, the Buyer. The asset sale transaction described in the proxy statement proposes the Company sell its assets to Miller Feed Lots. The Company's directors constitute the board of directors of Miller Feed Lots and two of the Company's directors own 100% of Miller Feed Lots. See the caption CONFLICTS OF INTEREST in the proxy statement for more information concerning the Company's directors' conflicts of interest.

Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Special Meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

On behalf of the board of directors, thank you for your cooperation and support.

                                        Sincerely,

                                        /s/ James E. Miller
                                        ----------------------------------------
                                        James E. Miller
                                        President and Chief Executive Officer

                         MILLER DIVERSIFIED CORPORATION
                              5754 WEST 11TH STREET
                             GREELEY, Colorado 80634

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                           To Be Held October 31, 2003


To the Stockholders of
Miller Diversified Corporation:


You are hereby notified that a Special Meeting of Stockholders of Miller Diversified Corporation will be held on October 31, 2003 at 10:00 a.m. (Mountain
Time) at 5754 West 11th Street, Greeley, Colorado, for the following purposes:

     1. to elect three persons to the Company's board of directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

     2. to consider and vote on the sale of substantially all the assets of the Company pursuant to an Asset Purchase Agreement dated September 19, 2003, between Miller Feed Lots Inc., as Buyer, and Miller Diversified Corporation, as Seller, for a promissory note to us for the net purchase price and the assumption of certain liabilities; and

     3. to consider and act upon such other business as may properly be presented for action at the Special Meeting or any adjournment thereof.

The board of directors has fixed the close of business on September 26, 2003 as the Record Date for the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Our transfer books will not be closed.

The board of directors extends a cordial invitation to all stockholders to attend the Special Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Special Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

                                       By Order of the Board of Directors

                                       /s/   Clark A. Miller
                                       -----------------------------------------
                                       Clark A.Miller
Greeley, Colorado                      Secretary
________, 2003

                         MILLER DIVERSIFIED CORPORATION

                                 Proxy Statement



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROXY STATEMENT...............................................................1
QUORUM AND VOTING RIGHTS......................................................1
SUMMARY TERM SHEET............................................................2
QUESTIONS AND ANSWERS ABOUT THE ELECTION
OF DIRECTORS AND SALE OF ASSETS...............................................7
ITEM 1:  ELECTION OF DIRECTORS................................................9
MANAGEMENT RECOMMENDS A VOTE FOR EACH NOMINEE NAMED...........................9
SECURITY OWNERSHIP OF MANAGEMENT.............................................11
EXECUTIVE COMPENSATION.......................................................12
PURCHASER....................................................................12
CONFLICTS OF INTEREST........................................................13
RISK FACTORS.................................................................15
COMPANY BUSINESS.............................................................17
   GENERAL...................................................................17
   PRODUCTS AND SERVICES.....................................................17
   RAW MATERIALS.............................................................18
   MAJOR CUSTOM feedERS......................................................19
   COMPETITION...............................................................19
   GOVERNMENT REGULATIONS....................................................19
   EMPLOYEES.................................................................20
   FEEDLOT FACILITIES........................................................20
   TRANSACTIONS WITH MANAGEMENT..............................................20
   BORROWED FUNDS............................................................21
   LOSS SHARING AGREEMENT WITH MILLER FEED LOTS..............................21
MARKETS FOR THE COMMON STOCK AND RELATED  STOCKHOLDER MATTERS................22
ITEM 2.   THE ASSET SALE TRANSACTION.........................................23
   BOARD OF DIRECTORS RECOMMENDATION.........................................23
   REASONS FOR THE SALE OF ASSETS............................................23
SUMMARY OF THE ASSET PURCHASE AGREEMENT......................................26
   CONSIDERATION.............................................................26
   APPRAISERS................................................................27
   ASSETS SOLD...............................................................28
   ASSUMED LIABILITIES.......................................................28
   CLOSING...................................................................29

   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................29
   REPRESENTATIONS AND WARRANTIES OF MILLER FEED LOTS........................30
   COVENANTS OF MILLER FEED LOTS.............................................30
   COVENANTS OF THE COMPANY..................................................30
   CONDITIONS TO CLOSING.....................................................30
   CONDITIONS TO OBLIGATIONS OF THE COMPANY..................................31
   TERMINATION, AMENDMENT, WAIVER, RELIEF....................................31
   ARBITRATION...............................................................32
ACCOUNTING TREATMENT OF THE ASSET SALE TRANSACTION...........................32
MATERIAL FEDERAL INCOME TAX CONSEQUENCES  OF THE ASSET SALE TRANSACTION......32
   GENERAL...................................................................32
   FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY............................32
USE OF PROCEEDS..............................................................33
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED  FINANCIAL STATEMENTS.............34
ITEM 3.  OTHER MATTERS.......................................................39
INDEPENDENT PUBLIC ACCOUNTANT................................................39
STOCKHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING..............................39
EXHIBITS.....................................................................40
APPENDIX A -  ASSET PURCHASE AGREEMENt.......................................A-1
APPENDIX B -  FORM OF PROXY..................................................B-1
APPENDIX C -  (LOSS SHARING) AGREEMENT.......................................C-1

                         MILLER DIVERSIFIED CORPORATION
                              5754 WEST 11TH STREET
                             GREELEY, COLORADO 80634

                                 PROXY STATEMENT


     This proxy statement and the accompanying proxy are being furnished to the holders of common stock of Miller Diversified Corporation in connection with the solicitation of proxies by the board of directors to be voted at the Special Meeting of stockholders to be held on October 31, 2003, at 10:00 a.m. (Mountain
Time) at 5754 West 11th Street, Greeley, Colorado. The Special Meeting is called for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying proxy are intended to be mailed to stockholders on or about _______, 2003.


                            QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at this Special Meeting. Directors are elected by a plurality of the votes cast (Item 1). The affirmative vote of stockholders holding stock in the Company entitling them to exercise at least a majority of the voting power is required for the approval of the sale of assets (Item 2). The Record Date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on September 26, 2003. As of the Record Date, there were 6,404,640 shares of common stock outstanding, each of which is entitled to one vote at the Special Meeting. Therefore, a quorum will consist of at least 3,202,321 shares, and at least that number will be required to approve the sale of assets. A plurality of the votes cast is required to elect directors so withholding authority (including broker non-votes) will not affect the election of directors. Since the sale of assets requires the approving vote to be measured against all shares of common stock entitled to vote, withholding authority (including broker non-votes) from that vote is the equivalent of a vote against the sale of assets.


     Under applicable rules, brokers who hold shares of common stock in a street name have the authority to vote the shares in the broker's discretion on "routine matters" even if they have not received specific instructions from the beneficial owner of the shares. Routine matters involve ordinary course events of limited significance. In uncontested situations, the election of directors is considered a routine matter and brokers may vote for the directors as nominated without the stockholders' direction. The sale of assets represents a fundamental change WHICH IS NOT a "routine" matter for this purpose. Therefore, with respect to the sale of assets, brokers may not vote shares held in a street name without specific instructions from the beneficial owner. It is important that stockholders of shares held in street name who want to vote in favor of the sale of assets indicate their desire to vote FOR Item 2.

     Broker non-votes are shares held in street name for which the instructions have not been received by the broker from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority. Broker non-votes and abstentions are considered to be present to determine whether a quorum is present, but with respect to non-routine matters (such as the sale of assets) they are not counted in favor of such matters.

     All shares of common stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the three nominees for director (Item 1), FOR the approval of the sale of assets (Item 2), and in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting (Item 3). The board of directors does not know of matters other than the election of directors and the sale of assets that are to come before the Special Meeting.

     Any holder of common stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Special Meeting by (i) filing with the Company's corporate secretary written revocation of his or her proxy prior to the voting thereof, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Special Meeting. If a stockholder's shares are held by a nominee and the stockholder seeks to vote shares in person at the Special Meeting, THE STOCKHOLDER MUST BRING TO THE SPECIAL MEETING A WRITTEN STATEMENT FROM THE NOMINEE CONFIRMING THE STOCKHOLDER'S BENEFICIAL OWNERSHIP OF A STATED NUMBER OF SHARES AND THAT SUCH SHARES HAVE NOT BEEN VOTED BY THE NOMINEE. Attendance by a stockholder at the Special Meeting will not in itself revoke his or her proxy.

     If a quorum is not present, or for any other good reason, the stockholders entitled to vote who are present in person or represented by proxy at the Special Meeting have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or other reasons for adjournment are satisfied.

     Solicitation of proxies for use at the Special Meeting may be made in person or by mail, telephone or telegram, by our directors, officers and regular employees. Such persons will receive no special compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy and all materials used in the solicitation of proxies to stockholders, and all clerical and other expenses of such solicitation, will be borne by the Company.

                               SUMMARY TERM SHEET

     The following is a brief summary of the material terms of this proxy statement. This summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. You should carefully read this entire proxy statement and the Asset Purchase Agreement attached to this proxy statement as Appendix A, the Unaudited Proforma Condensed Consolidated Financial Statements of the Company, the Company's unaudited financial statements at and for the period ended May 31, 2003, attached to the Asset Purchase Agreement as Exhibit B and the Purchaser's unaudited financial statements at and for the period ended May 31, 2003, attached to the Asset Purchase Agreement as Exhibit A for a more complete understanding of the matters being considered at the Special Meeting.

Time, Place and Date of the             The Special Meeting will be held on May
Special Meeting (page 1)                23, 2003 at 2:00 p.m. Mountain Time at
                                        5754 West 11th Street, Greeley,
                                        Colorado.


Purpose of the Meeting (page 1)         We are holding this meeting:

                                        o  to elect directors of the Company;
                                           and

                                        o  to approve the sale of assets of the
                                           Company to Miller Feed Lots, which is
                                           under common control with the
                                           Company.

Conflicts of Interest (page 1)          James E. Miller, Norman M. Dean, and
                                        Clark A. Miller, who are directors of
                                        the Company, are also directors of
                                        Miller Feed Lots, the Purchaser. James
                                        E. Miller and Norman M. Dean own all the issued and outstanding common shares of Miller Feed Lots. James E. Miller,
                                        Norman M. Dean and Clark A. Miller are
                                        the beneficial owners of 2,669,434
                                        shares (41.9%) of the common stock of
                                        the Company. They will vote their shares for the election of themselves to the board of directors of the Company and to approve the asset sale transaction.
                                        Under Nevada law, a transaction between
                                        corporations with interlocking boards or officers who are financially interested is not void or voidable if the fact of the common directorship, office or financial interest is known to the stockholders at the time they approve or ratify the transaction, the votes of the common or interested directors or officers must be counted in any such vote of stockholders. Any such transaction may also be valid if it is fair to the Company at the time it is approved.

Record Date and stockholders            You are entitled to vote at the Special
Entitled to Vote (page 1)               Meeting if you owned shares of common
                                        stock on the Record Date for the Special
                                        Meeting. You will have one vote for each share of common stock that you owned on the Record Date.

Vote Required (page 1)                  In order to elect directors, directors
                                        must receive a plurality of the votes.
                                        In order to approve the sale of assets
                                        we will need the affirmative vote of the holders of a majority of the shares of common stock. James E. Miller, Norman M.
                                        Dean, and Clark E. Miller have indicated their intent to vote all shares of common stock held by them to approve the sale of assets. Messrs. Miller and Dean constitute the board of directors of both the Company and Miller Feed Lots.
                                        In addition, James E. Miller and Norman
                                        M. Dean own all the issued and
                                        outstanding common stock of Miller Feed
                                        Lots.

Recommendations (pages 8 and 23)        The board of directors of the Company
                                        have nominated themselves to serve on
                                        the board of directors and will vote
                                        shares of common stock held by them in
                                        favor of their election to the board of
                                        directors. The board of directors, upon
                                        determining its terms are fair and in
                                        the best interest of stockholders,
                                        approved, and recommends that you
                                        approve, the sale of assets. As
                                        explained under the caption CONFLICTS OF
                                        INTEREST, the directors of the Company
                                        also have a financial interest in Miller
                                        Feed Lots.

Miller Diversified Corporation          The Company is publicly traded over the
(page 11)                               counter under the symbol MILR. Its sole
                                        business is to purchase, feed, and
                                        market cattle owned by it or consigned
                                        to it for feeding by custom feeders. If
                                        the sale of assets is approved, the
                                        Company will have no further business to conduct and will be a "shell" corporation available to be acquired by another entity.

                                        The Company's executive offices are
                                        located at 5754 West 11th Street,
                                        Greeley, Colorado 80634. The telephone
                                        number is (970) 356-1200. The Company's
                                        administrative offices are located at
                                        23360 Weld County Road 35, La Salle,
                                        Colorado 80645. And its telephone number is (970) 284-5556.

Risk Factors (page 14)                  There are risk factors associated with
                                        the asset sale transaction. There will
                                        also be risk factors associated with the Company's position after the sale of assets as it searches for other entities with which to associate.

Consideration (page 25)                 Miller Feed Lots has agreed to purchase
                                        substantially all the assets of the
                                        Company for a purchase price based on
                                        market value of acquired assets to be
                                        determined as of the Closing Date,
                                        except for the value of equipment which
                                        was determined as of August 31, 2003,
                                        the end of the Company's fiscal year.
                                        The Closing is expected to be on October
                                        31, 2003. Because inventory of grain and feed will decrease because of continued operation and receivables and the market value of other acquired assets, as well as payables, fluctuate, those values will not be determined until the actual
                                        Closing Date. The value of liabilities
                                        to be assumed by the purchaser, will be
                                        determined as of the closing date.
                                        Payment of the net purchase price will
                                        be evidenced by Miller Feed Lots'
                                        promissory note bearing interest at the
                                        rate of 5% per year, with annual
                                        payments of principal of $100,000 per
                                        year, together with interest, until
                                        paid. The net consideration to be
                                        received by the Company as a result of
                                        the asset sale transaction would be
                                        approximately $594,405, based on May 31, 2003 financial statements. The Company estimates the consideration to be received will be substantially less than that amount because of adjustments due to operation to the Closing Date and appraisals.

Reasons for the Sale of                 In arriving at the determination to sell
Assets (page 22)                        the assets of the Company, the board of
                                        directors considered a number of
                                        factors, including, without limitation,
                                        the following:

                                        o  The Company has incurred losses in
                                           the cattle feeding business in each
                                           of the past three years, with no
                                           foreseeable prospect that the cattle
                                           market will improve in the near
                                           future to the point that Company
                                           operations could become profitable

                                        o  Because of the losses, Farm Credit
                                           Services which had provided a credit
                                           line of $3,000,000 has advised the
                                           Company that the line of credit which
                                           matured December 31, 2002 will not
                                           be renewed. The Company has been
                                           unable to secure capital for cattle
                                           feeding from other sources. Without
                                           sufficient capital, it is not
                                           possible to continue in the cattle
                                           feeding business.

                                        o  Stockholders may be better served by
                                           investment in a different business.

Security Ownership of                   As of the record date, Company directors
Management (page 10)                    and executive officers owned
                                        beneficially, in the aggregate,
                                        2,669,434 shares of the Company's
                                        outstanding common stock, representing
                                        an aggregate of approximately 41.9% of
                                        our outstanding shares. Each of our
                                        directors and executive officers has
                                        indicated his intention to vote in favor of the election of the directors as nominated and for the sale of assets.

Asset Purchase Agreement                A copy of the Asset Purchase Agreement
(Appendix A)                            is attached to this proxy statement as
                                        Appendix A. We encourage you to read the Asset Purchase Agreement in its entirety, as it is the legal document that governs the proposed sale of assets.

Representations and Warranties          The Asset Purchase Agreement contains
of the Parties (pages 28 and 29)        various representations and warranties
                                        made by each of the parties to the
                                        Agreement.

Conditions to Completion of the         The completion of the sale of assets
Sale of Assets (page 30)                depends upon the Assets satisfaction of
                                        a number of conditions including, among
                                        other things:

                                         o  Approval of the sale of assets by
                                            our stockholders; and

                                         o  The representations and warranties
                                            made in the Asset Purchase Agreement
                                            being true and correct.

Material Federal Income Tax             The Company is unable to determine at
Consequences (page 31)                  this time whether there will be a gain
                                        or loss from the sale of assets.

Accounting Treatment of the             The sale of assets will be accounted for
Sale of Assets (page 31)                under accounting principles generally
                                        accepted in the United States.

     This summary may not contain all the information that may be important to you. You should read carefully this entire document, including the Asset Purchase Agreement attached to this proxy statement as Appendix A, the Unaudited Proforma Condensed Consolidated Financial Statements of the Company included herein, the Company's unaudited financial statements at and for the period ended May 31, 2003, attached to the Asset Purchase Agreement as Exhibit B, and the Purchaser's unaudited financial statements at and for the period ended May 31, 2003, attached to the Asset Purchase Agreement as Exhibit A for a complete understanding of the asset sale transaction.

                   QUESTIONS AND ANSWERS ABOUT THE ELECTION OF
                          DIRECTORS AND SALE OF ASSETS

Q.   WHY ARE DIRECTORS BEING ELECTED AT THIS TIME?

A. Under Nevada law, directors should be elected each year at an annual meeting of stockholders. If directors are not so elected their terms do not expire, but they continue in office until a successor is elected or their death, replacement, removal or resignation. The Company has not had an annual meeting since May 1997. Directors in office at that time have continued in office to the present time. Directors are being elected at this Special Meeting to confirm them in office at this time.

Q.   WHAT IS THE ASSET SALE TRANSACTION?

A. Because the cattle feeding business has not been profitable for the past several years and because the Company has been unable to secure financing necessary to continue feeding cattle, the board of directors thought it in the best interests of stockholders of the Company to sell the cattle feeding business and make the Company available for acquisition in another business.

Q.   WILL ANY OF THE SALE PROCEEDS BE DISTRIBUTED TO STOCKHOLDERS?

A. No. The net proceeds will be retained by the Company and used to satisfy obligations that are not assumed by Miller Feed Lots. Management believes that having a promissory note in the Company which will be paid in cash will make the Company more attractive to prospective acquirers, and may increase the proportionate interest stockholders of the Company would acquire in any acquiring entity. There is no assurance that the presence of a significant cash position in the Company will favorably affect the participation stockholders might receive in an acquiring entity.

Q. WHAT WILL THE COMPANY DO IF ITS STOCKHOLDERS DO NOT APPROVE THE PROPOSED SALE OF ASSETS?

A. In the event stockholders do not approve the proposed sale of assets, we will terminate our cattle feeding business by finishing cattle held on the feedlot for custom feeder but will not accept replacement cattle. We will hold remaining assets while we seek another business opportunity. Stockholders should be aware that rent will continue to accrue on the feedlot facility and the Company will have no sources of revenue.

Q.   HOW DO I VOTE?

A. You may vote by indicating on the enclosed proxy how you want to vote, and by signing and mailing the proxy in the enclosed prepaid return envelope. Please vote as soon as possible to ensure that your shares are represented at the Special Meeting and to avoid the necessity to adjourn the meeting until more votes are received.

Q. IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker may vote your shares for you on the election of directors, but will vote your shares on the sale of assets only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q.   CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY FORM?

A. Yes. You can change your vote in one of three ways at any time before we vote your proxy at the Special Meeting. First, you may file with the Company's corporate secretary the written revocation of your proxy prior to the voting thereof. Second, you may complete a new proxy form and send it to the secretary, and a new proxy form will automatically replace any earlier proxy form you returned. Third, you may attend and vote in person at the Special Meeting. See page 2 for information on voting in person.

     You should send any written notice or new proxy to the secretary at the following address: Clark E. Miller, secretary, Miller Diversified Corporation, P.O. Box 237, La Salle, Colorado 80645.

Q. WHO DO I CONTACT IF I HAVE ADDITIONAL QUESTIONS OR WOULD LIKE ADDITIONAL COPIES OF THE PROXY STATEMENT OR THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB

A. This proxy statement is accompanied by a copy of the Company's Annual Report on Form 10-KSB for the year ended August 31, 2002, together with copies of the Company's quarterly reports on Form 10-QSB for the quarters ended November 30, 2002, February 28, 2003, and May 31, 2003. These documents are hereby incorporated by reference in this proxy statement. The Company will provide without charge pursuant to a written request a copy of its most recent annual report on Form 10-KSB, including the financial statements and the financial statements schedules required to be filed with the Commission pursuant to Rule 13(a)-1 for the Company's most recent fiscal year. You may contact: Miller Diversified Corporation, 5754 West 11th Street, Greeley, Colorado 80634, Attn: Norman Dean, at (970) 356-1200.

                          ITEM 1: ELECTION OF DIRECTORS

     The Company has a board of three directors, all of whom are to be elected annually and to serve until the next Annual Meeting of stockholders and until death, their successors are elected and qualified, or until resignation or removal. If directors are not elected at an Annual Meeting of stockholders, they may be elected at any Special Meeting of stockholders which is called and held for that purpose. The Company called annual meetings of stockholders for each year after it became a public Company in 1991. Meetings were not attended, and after the meeting called and held in 1997, the Company elected to avoid the expense of calling an annual meeting and relied on the provisions in Nevada General Corporation Law, to the effect that each director holds office after the expiration of his term until his successor is elected and qualified, or until he resigns or is removed.

     The directors of the Company are also directors of Miller Feed Lots. Two of the directors of the Company own all of the stock of Miller Feed Lots, and therefore have a financial interest in Miller Feed Lots. See the caption CONFLICTS OF INTEREST for more information concerning the interlocking directors. All incumbent directors have been nominated to succeed themselves as directors. To be elected directors must receive a plurality of the votes cast. Unless authority is withheld, the shares represented by proxy at the Special Meeting will be voted FOR the three nominees named below. All nominees have agreed to serve if elected.

     If any nominee becomes unable or unwilling to serve at the time of the Special Meeting, the shares of common stock represented by proxy at the Special Meeting will be voted for the election of such other person as the board of directors of the Company may recommend.

               MANAGEMENT RECOMMENDS A VOTE FOR EACH NOMINEE NAMED

     The nominees for directors of the Company are also directors of Miller Feed Lots (the Purchaser). See the caption CONFLICTS OF INTEREST for discussion of these conflicts.

Nominees

     The following information concerning the nominees for election as directors has been provided by the respective nominee:

Name                      Age         Position with the Company
----                      ---         -------------------------

James E. Miller            64         president, chief executive officer,
                                      chief financial officer, director
Norman M. Dean             83         chairman of the board of directors,
                                      director
Clark A. Miller            33         secretary; treasurer; director

     The president of the Company, James E. Miller, is also the father of the secretary and treasurer, Clark A. Miller. These are the only two employees in the Company who are related.

     James E. Miller has been the president, chief executive officer, chief financial officer, and a director of the Company (and its predecessor) from January 1987 until the present. For more than the past five years he has worked full time for the Company. Since 1966 he has been a director, a major shareholder, president and Chief Operating Officer of Miller Feed Lots (the Purchaser in the asset sale transaction). Since 1991 the Company has leased the feedlot property owned by Miller Feed Lots, so that he has not devoted significant time to Miller Feed Lots during the past five years. Mr. Miller also serves as president of Central Weld County Water District, Greeley, Colorado. This Company oversees the use of water within its boundaries. This responsibility does not require significant time for Mr. Miller.

     Mr. Dean has been a director of the Company and its predecessor since January 1987, treasurer of the Company from December 1988 until October 1989, and chairman of the board of directors since October 1989. During the past five years he has been employed by the Company on a part-time basis, devoting about 10% of his time to the Company. He has been president and a director of Foothills Financial Corporation, Greeley, Colorado, since 1987. Foothills Financial Corporation is engaged in lending and leasing. Mr. Dean has been chairman of the board of directors of Alaris Medical Systems, Inc., San Diego, California, which is engaged in the production and sale of medical equipment since 2001. Mr. Dean has been a director of Miller Feed Lots, La Salle, Colorado, since 1966. When not working for the Company, Mr. Dean devotes time to his other director obligations and manages his own investments.

     Clark A. Miller now works full time for the Company. He has been secretary and treasurer of the Company since October 2000. He was elected director of the Company in 2000. He has been marketing manager for Company-owned cattle and grains purchased since 1999. Mr. Miller is also an officer and director of Miller Feed Lots, but because the feedlot facilities are leased to the Company, the amount of time devoted to Miller Feed Lots is negligible. Prior to 2000 he was employed by Purina Mills as the Western Director of Cattle and Grain Risk Management for seven years. Purina Mills is a manufacturer of cattle feed.

Meetings of the Board of Directors

     The board of directors held 1 regular meeting and 23 special meetings during the fiscal year ended August 31, 2002. Each director attended or participated in 100% of the total number of meetings of the board held during the year. The board of directors has not established an Audit Committee and serves as the Compensation Committee. No Nominating Committee has been established. The board of directors selects the Company's nominees for election to the board. The board will consider nominees recommended by stockholders.

Executive Officers

Set forth below is information regarding the Executive Officers of the Company.

Name                          Age           Position with the Company
----                          ---           -------------------------

James E. Miller               64            president, chief executive officer,
                                            chief financial officer, director
Norman M. Dean                83            chairman of the board of directors,
                                            director


     Information with respect to Messrs. Miller's and Dean's employment experience is provided above.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table and notes set forth, as of the record date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of common stock of each director and nominee, the Executive Officers, and all persons who serve as Executive Officers and directors of the Company as a group. No person is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock (based on records of the Company's stock transfer agent).

Name and Address                 Amount and Nature of
of Beneficial Owner              Beneficial Ownership(1)      Percent of Class
-------------------              -----------------------      ----------------

James E. Miller                  973,210(2)                          15.2
23402 Weld County Rd. 35
La Salle, CO 80645

Norman M. Dean                   1,571,786(3)                        24.7
5754 West 11th St., #201
Greeley, CO 80634

Clark A. Miller                  124,438                             1.9
8039 Castle Court
Fort Collins, CO 80528

All directors and executive      2,669,434                           41.9
officers as a group (3 persons)

(1)  All beneficial ownership is sole and direct unless otherwise noted.
(2)  Includes 45,906 shares owned by Mr. Miller's wife.
(3)  Includes 45,905 shares owned by Mr. Dean's wife.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     The directors of the Company are entitled to receive fees of $500 per quarter for meetings attended, and reimbursement for travel expenses. During the fiscal year ended August 31, 2003, no director collected this fee or any travel expenses to attend meetings.

Indemnification

     The Company indemnifies its directors and officers to the fullest extent permitted by law so they will serve free from undue concerns that they will not be indemnified. Indemnification is required under the Company's bylaws.

Compensation of Executive Officers

     The following table shows the compensation earned by the president and chief executive officer of the Company during fiscal year 2001 to 2003.



Name and Principal Position                     Fiscal Year              Salary              Annual Bonus
---------------------------                     -----------              ------              ------------

James E. Miller, president and chief            2001                     $72,000                  --
executive officer; chief financial officer      2002                     $72,000                  --
                                                2003                     $72,000(1)               --


(1) Mr.Miller is required by the Company to live at the feedlot. For the fiscal year ended August 31, 2003 the Company paid $9,000 rent to Miller Feed Lots for a house occupied by Mr. Miller.

     There were no other executive officers of the Company whose salary and bonuses for the year ended August 31, 2002 exceeded $100,000.

                                    PURCHASER


     Miller Feed Lots' principal offices are at 23360 Weld County Road 35, La Salle, Colorado 80645; telephone number: (970) 284-5556. Miller Feed Lots was incorporated in April 1966. Miller Feed Lots owns a 20,000 head feedlot on 143 acres in La Salle, Weld County, Colorado, which is leased to the Company. See the caption FEEDLOT FACILITIES. The Company was advised by Farm Credit Services, an agency which provided financing for feeder cattle, that it would no longer provide financing to the Company. This meant the Company would have to terminate its cattle feeding business. The interlocking directors of the Company and Miller Feed Lots discussed the possibility that the Company's assets could be acquired by Miller Feed Lots, which would continue in the feedlot business. Miller Feed Lots could operate the feedlot facility without the payment of rent, which would help its profitability. Negotiations were not undertaken with any other possible purchaser because a rent payment obligation by a third party purchaser would affect profitability to them to the same extent as the rent obligation affected the Company. Miller Feed Lots has applied to Farm Credit Services for financing for 2004, but has not yet been accepted. Farm Credit Services will provide financing to individuals who qualify, and Norman M. Dean, James E. Miller and Clark A. Miller all qualify and intend cattle as custom feeders for Miller Feed Lots. In addition, ranchers who grow cattle sometimes want to fatten them for sale because the market for yearling cattle may not be satisfactory. Ranchers can, therefore, put cattle into a feedlot at a cost price less than would be paid by speculative feeders who buy cattle in the open market for the purpose of finishing them for sale as fat cattle. Miller Feed Lots will undertake an extensive program to attract rancher feeders, as well as speculative feeders, to feed cattle at the Miller Feed Lot facility. If Miller Feed Lots is successful in attracting rancher cattle for the feedlot and additional speculative feeder cattle, Miller Feed Lots will realize revenue from yardage which may enable it to conduct a successful feedlot business.


     Miller Feed Lots also owns numerous pieces of equipment that are necessary for the feedlot operations, but are not leased to the Company. These items include three semi tractors and eight trailers which are used for transporting grain, feed supplements and livestock. Miller Feed Lots provides trucking services for the Company, the feedlot customers of the Company, and other outside parties. Miller Feed Lots derives 25-30% of its gross revenues from its trucking operations.

     Over the past five years, Miller Feed Lots and the Company have given consideration to a merger or other form of combination of business of the two entities. While there are several positive factors in a combination, none of them have been thought to be compelling until Farm Credit Services advised the Company it would terminate its line of credit for purchasing feeder cattle. That meant the Company would have to terminate its cattle feeding business and the asset sale transaction which would take the Company out of the cattle feeding business and provide an opportunity for acquisition by another business was determined by the board of directors of the Company to be in the best interest of stockholders.

     For information concerning transactions between the Company and its affiliates, see CONFLICTS OF INTEREST and TRANSACTIONS WITH MANAGEMENT.

                              CONFLICTS OF INTEREST


     James E. Miller is a director, the president, chief executive officer and chief financial officer of the Company. Norman M. Dean is the chairman of the board of directors of the Company. Clark A. Miller is a director, secretary and treasurer of the Company. James E. Miller and Norman M. Dean own all the issued and outstanding common shares of Miller Feed Lots (the "Purchaser"), and together with Clark A. Miller constitute the board of directors of Miller Feed Lots. The three directors acted together as a board of the Company and as a board of Miller Feed Lots in approving the asset sale transaction by both parties. The three directors are and were aware of their fiduciary obligation to the Company and Miller Feed Lots. The three individuals (James E. Miller, Norman
M. Dean and Clark A. Miller) are the beneficial owners of 2,669,434 shares (41.9%) of the common stock of the Company. On September 18, 2003, the business day prior to the date on which the Agreement was approved by the board of directors of the Company, the closing bid price of the common stock of the Company was $.07.


     Under Nevada General Corporation Law, a contract or other transaction is not void or voidable solely because the contract or transaction is between a corporation (such as the Company) and one or more of its directors or officers (such as Dean or the Millers) or another corporation (such as Miller Feed Lots), in which one or more of its directors are directors or officers or are financially interested. Neither are such contracts or other transactions void or voidable solely because a common or interested director or officer is present at the meeting of the board of directors of the corporation (the Company) which authorized or approved the contract or transaction. Common or interested directors may be counted as present for the purposes of determining a quorum at a meeting where a conflict of interest transaction is to be considered. In order for the contract or transaction between a corporation and its directors or officers, or between a corporation and another corporation in which one or more of its board of directors are directors or officers or are financially interested, the fact of the common directorship, office or financial interest must be known to the stockholders at the time they approve or ratify the contract or transaction in good faith by a majority vote of the stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders. The contract or transaction may also be valid if it is fair to the Company at the time it is authorized or approved.

     The 2,577,623 shares of common stock directly owned by James E. Miller, Norman M. Dean and Clark A. Miller will be counted as present at the Special Meeting for purposes of determining a quorum. James E. Miller and Norman Dean own all the outstanding shares of common stock of Miller Feed Lots. The three directors intend to vote the shares owned directly by them at the meeting for their election as directors and in favor of the proposal to approve the sale of assets and adopt the Agreement. If the asset sale transaction is approved, the relative ownership of Norman M. Dean and James E. Miller in the acquisition assets will be increased because they own a greater interest in Miller Feed Lots than they do in the Company. Clark A. Miller will continue in the employ of Miller Feed Lots after the asset transaction has been closed. He will continue at the same salary for Miller Feed Lots as he was paid by the Company.

     The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or persons performing similar function. The proposed asset sale transaction effectively puts the Company out of business. The Company will make itself available for acquisition by another business which may be required by law or SEC regulations to have such a code of ethics.

     Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the filing date of this proxy statement and based on the completion of a comprehensive review as of the filing date, our principal executive officer and principal financial officer concluded that these controls and procedures, when supplemented with a comprehensive review and reconciliation process, are effective.

     Disclosure controls and procedures are the controls and other procedures designed to ensure that information that we are required to disclose under the Securities Exchange Act of 1934, as amended (the "Exchange Act") is recorded, processed, summarized and reported within the time periods required. To date we have relied heavily on comprehensive review and reconciliation procedures applied to our periodic reports on Forms 10-KSB and 10-QSB as a critical element of our disclosure controls and procedures. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information we are required to disclose in the reports that we file under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.


     Norman M. Dean formed Foothills Financial Corporation in 1987 as an investment vehicle. He has been its president and director since that time. In 1989, he transferred 100% ownership to Bonnie Dean, his spouse. The Company has a note payable to Foothills Financial Corporation, in the principal amount of

$72,502 at August 31, 2003. This note matures in September 2004, and has monthly payments of principal and interest at 10% per year. The note is collateralized by the membership interest in Highland Water, LLC. This note was incurred for the purpose of investing in Highland Water, LLC, which is in the water cooler business. Beginning in September 1998, the Company's investment in a 50% membership interest in Highland Water was $180,000. The Company's share of Highland's cumulative operating losses through December 31, 2000 was ($170,806), resulting in a book value at that date of $9,194. In the absence of a ready market for the membership interest in Highland Water, management estimated an equitable price at December 31, 2000 would be the Company's $9,194 book value plus the original $180,000 investment, which totaled $189,194. This sale resulted in a book gain for the Company of $180,000.

                                  RISK FACTORS

         There are risks associated with the asset sale transaction. In determining whether to vote for the asset sale transaction, stockholders should
consider the following risk factors:


     1. Market Fluctuation in the Price of Fat Cattle and Feed and Grain Inventory may have resulted in a low valuation of Company assets. In early 2003, the Company was notified that its line of credit for purchasing feeder cattle would not be renewed and the Company then commenced the process of finishing cattle it had on hand which were sold from time to time as they finish. The market price of fat cattle is subject to strong supply and demand. Sale of Company Fat Cattle in the open market during fiscal year 2003 resulted in a loss ($5,066) before 50% participation by Miller Feed Lots. Because of the lack of available financing, the Company was not able to replace those cattle in its feedlot facility and there will be no recovery of any losses the Company incurred on the sale of fat cattle without the ability to replace them. Other than cattle the Company's primary assets were its grain and feed inventory. The value of those inventories were determined as of August 31, 2003, the price of grain and feed is also subject to fluctuation and there can be no assurance that pricing inventories at a different date would not have resulted in better performance.

     2. The Consideration for the Asset Sale Transaction will be Miller Feed Lots Promissory Note Payable $100,000 Principal Per Year, Together with Interest. We have estimated the net consideration of the asset sale transaction will be significantly less than $594,405, which was based on May 31 values. The Company will realize no immediate cash and will be dependent of the continued solvency of Miller Feed Lots for payment. The Company will have a mortgage on Miller Feed Lot facilities, but if Miller Feed Lots is unable to successfully operate the feedlot business it acquires from the Company, the value of the feedlot facilities may be depressed to the point they may not fully cover the consideration. In the event of bankruptcy of Miller Feed Lots, the Company would be an unsecured creditor for the portion of the consideration not covered by the mortgage on Miller Feed Lot facilities. The Miller Feed Lots Promissory Note is payable $100,000 principal per year. This means the payout of the purchase money promissory note would extend approximately 6 years into the future. Until the amount of the consideration is fully paid, the Company is at risk for Miller Feed Lots ability to pay the full consideration.


     3. After the Asset Sale Transaction, the Company will no Longer be in the Feedlot Business and will be Available for Acquisition by another Entity. There is no assurance that an acceptable acquisition can be arranged. The Company will make itself available for acquisition by another company desiring to merge with or acquire a public company. There can be no assurance an acquisition offer will be made at all and on terms that will afford the stockholders of the Company a beneficial interest in another business. Management has made inquiries in an effort to locate a company that may be interested in acquiring the Company, but as of the date of this proxy statement, no negotiations have been undertaken and there is no assurance that any desirable prospects will develop. After closing the asset sale transaction and the Company is no longer in business, it is quite possible the market for its common stock will decline.

     4. Blank Check Companies are Subject to SEC Restriction Greater than is the Case with Non-Blank Check Companies. After the asset sale transaction, the SEC will consider the Company to be a "blank check" Company. A "blank check" company is a development stage company that has no specific business plan or purpose, or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Rule 144 and
Section 4(1) of the Securities Act of 1933 would not be available for transfers by affiliates of the Company. Affiliates of the Company will be able to sell their shares only upon registration.

     5. After the Company Becomes a Shell Corporation, a Subsequent Change of More than 50% Ownership Will Affect the Amount of the Net Operating Loss that Could be Used. After the proposed asset sale transaction, there is a possibility of a subsequent shift in ownership of Company stock of more than 50%. In that situation, Section 382 of the Internal Revenue Code would severely limit the amount of the net operating loss that could be used each year. Thus, the future benefit from the net operating losses may be negligible.


     6. It is Likely the Asset Sale Transaction will Result in a Loss to the Company. Based on the Unaudited Proforma Condensed Consolidated Balance Sheet which shows a loss of $457,831, based on book values at August 31, 2002 financial statements, or a loss of $195,786, based on book values at May 31, 2003 financial statements, the asset sale transaction will probably result in a loss to the Company.

     7. The Company has not Provided Certain Procedural Safeguards Associated with the Asset Sale Transaction. There is no provision for the unaffiliated stockholder to vote as a group on the asset sale transaction, but rather the Company is providing for the approving vote to include shares owned by the affiliated stockholders, as well as the unaffiliated stockholders. Neither is the Company obtaining a fairness opinion, which would provide an analysis by a third party as to the fairness of the transaction. The Company is proposing to sell the feedlot business to Miller Feed Lots and has not sought negotiation with independent third-party purchasers.

                                COMPANY BUSINESS

GENERAL

     The Company is a publicly held Nevada corporation that was formed in 1987 as the result of several transactions and mergers of predecessor companies. In 1987, the Company acquired the commercial cattle feeding business of Miller Feed Lots (the Purchaser in this asset sale transaction). The Company's principal business is commercial cattle feeding that is operated on a feedlot facility, and with equipment leased or rented from Miller Feed Lots. The Company has a wholly owned subsidiary, Miller Feeders, Inc. ("MFI"), which was acquired in 1987. MFI is a cattle brokerage company that earns commissions from the purchasing of feeder cattle and selling finished cattle for the Company's cattle feeding customers, and for brokering certain "outside" cattle purchases and sales. MFI has the required bond to enable it to receive and distribute the sale proceeds from the sale of feeding customers' cattle. The Company is headquartered near La Salle, Colorado, at the site of its cattle feeding operations. The address of the Company's principal executive offices is 5754 West 11th Street, #201, Greeley, Colorado 80645. The Company's mailing address is 5754 West 11th Street, #201, Greeley, Colorado 80645. The Company's telephone number at that address is (970) 356-1200.

PRODUCTS AND SERVICES

     The Company's principal business is cattle feeding, which includes the selling of feed and services to customers who place their cattle in the Company's feedlot, as well as also feeding cattle for its own account. Typically, customers are ranchers and experienced cattle feeders. Cattle feeding customers are charged for feed consumed by their cattle and at a flat amount per head per day, referred to as "yardage," for the use of the feedlot facilities. Feed sales usually account for 30% to 50% of the Company's revenues. The Company and its Subsidiary (Miller Feeders, Inc.) provide complete feedlot services, which include assisting customers with outside financing, purchasing feeder cattle, making trucking arrangements, selling finished cattle, and assisting with hedging transactions. The Company, through its Subsidiary Miller Feeders, derives commissions and fees from hedging transactions and buying and selling customers' cattle.

     Most customers have their cattle delivered to the feedlot or authorize the Company to purchase feeder cattle for them. Feeder cattle are usually delivered at weights between 500 and 900 pounds. Lighter weight feeder cattle may be "back grounded," that is, placed in smaller farmer/feeder operations until they reach the size that entry into the feedlot is deemed most beneficial. These local farmer/feeders typically have small sheltered facilities and feed a growing ration until the cattle reach the desired size to place them in the finishing feedlot.

     After cattle enter the feedlot to be finished, they are usually fed from three to six months, depending upon a variety of factors. The customer and Company's management, often with the assistance of a nutritionist, plan custom rations for the cattle considering such variables as size, sex, breed, and age of the feeder cattle. Feed ingredients are purchased by the Company, stored on the premises, mixed into rations and sold to the customer. The Company marks up its cost of the feed for sale to customers. The customer is invoiced at least twice per month for feed and yardage, and payment is due upon receipt of the invoice, except for ingredients the customer may have prepaid. The Company follows certain procedures in managing its operations which include among others: (i) physically identifying cattle as they are delivered by brand or ear tags so that all customers' cattle are distinguishable; (ii) all cattle, feed and funds of customers are strictly accounted for with specific identification utilizing sophisticated and specialized computerized methods; (iii) billing procedures are fully automated and current so that customers are sent an itemized billing with a complete breakdown of costs for each lot of cattle they own; (iv) weighing of all feed and cattle to be sold is done on sealed scales, certified by the Colorado Department of Agriculture; (v) environmental standards of the feedlot is maintained to exceed all government regulation; and (vi) adhering to all laws and regulations pertaining to the cattle feeding industry. Cattle fed at the Company's feedlot are given growth promoter unless otherwise requested by the custom feeder.

     After cattle reach finished weights, it is not economically feasible to hold and feed those animals any longer, as further weight gains do not justify additional feed and feedlot costs. As a result, cattle feeders are subject to prevailing market prices of cattle at the time of finishing. When the cattle are finished, the Company often delivers them to a purchaser (usually a meat packer) designated by the custom feeder or assists the custom feeder in selling the cattle. Finished cattle are sold to any of several packers, most of whom have buyers who visit the Company's feedlot on a regular basis. One major meat packing plant is about 15 miles from the Company's feedlot.

     Feeder cattle, finished cattle, and feed are moved by truck, and excellent trucking services are available because Weld County is a major feed crop and cattle feeding area. The Company's cattle feeding business is somewhat seasonal because most calves from the Rocky Mountains and northern plains areas are weaned and ready to go to a feedlot in the fall. The cows are bred to calve in the spring and wean their calves in the fall. However, the Company can and does purchase feeder cattle from southern and west coast ranches at nearly any time of the year and, in conjunction with its increased feeding cattle for its own account, is taking measures, including buying heavier yearling cattle, to lessen the seasonal impact.

RAW MATERIALS

     The Company's main raw materials are cattle feed consisting primarily of silage, hay, corn, wheat, protein supplement, and a variety of by-products that are seasonally available in the area. The Company purchases most of its feed from local farmers or brokers. Northern Colorado, which includes Weld County, is a major crop production area with a reputation for quality crops and consistent yields. Because most of the land is irrigated, local farmers do not have to depend exclusively on rainfall, and drought is not often a factor. Shortages of feed crops are rare in the United States, and especially in Weld County.

     While there have been significant price fluctuations for certain feed ingredients, especially corn, shortages have not developed. Although most feed comes from local sources, excellent truck and rail systems give the Company access to feed produced in Nebraska and Iowa.

MAJOR CUSTOM FEEDERS

     During the fiscal year ended August 31, 2002, the Company had one custom feeder (Charles Micale d/b/a My Way Land and Cattle) to whom sales accounted for $1,722,862 or 15% of total revenue. Major customers may vary from year to year. In fact, Mr. Micale was not a customer of the Company in 2003.

COMPETITION

     Custom cattle feeding is a highly competitive business in which stability and quality services and facilities are more important than size. The Company's feedlot is well laid out and in good repair, and, therefore, "shows well" to custom feeders. The Company's management has been engaged in cattle feeding at the site of the Company's feedlot for over 30 years and is known for stable, quality operations. The Company offers a full range of feedlot services, as described above, and seeks to be attentive to the inquiries and wishes of its custom feeders. The Company has an active marketing program of calls, visits, mailings, and seminars directed at attracting and developing new custom feeders. Some custom feeders have been with the Company for many years. However, other custom feeders, some with greater resources, are also engaged in marketing programs which often are directed at the same custom feeders the Company is seeking. The Company's principal competitors in Weld County, Colorado include Swift & Company and Horton Cattle Company. Substantial feedlots outside Weld County, but which may still be considered to be competitive with the Company, are Continental Grain at Lamar, Colorado and Swift & Company near Yuma, Colorado. There are many smaller feedlot operations, some of which are commercial and some of which are private, which also compete with the Company. The Company's strategy is to provide complete quality service, conduct feeding operations to optimize the custom feeders' cattle weight gains at the lowest cost possible, and continuously seek new custom feeders to maintain and increase its competitive position.

GOVERNMENT REGULATIONS

     The Company is subject, directly and indirectly, to various federal and state governmental regulations. The U.S. Food and Drug Administration (USDA) are responsible for regulating the use of animal growth promoter and veterinary drugs, medicines, and vaccines. The USDA is responsible for regulating certain other aspects of the agriculture business in which the Company may be engaged. Specifically, the activities of the Company and Miller Feeders are subject to the Packers and Stockyards Act of 1921, as amended, and regulated by the Packers and Stockyards Administration. The Environmental Protection Agency is responsible for minimizing the environmental impact of animal pollutants. The Company does not believe it incurs any expenses in addition to its normal operating costs to specifically meet the requirements of environmental laws. Since some of the Company's custom feeders participate in commodity futures transactions, certain activities may come under the jurisdiction of the Chicago Mercantile Exchange on livestock transactions, the Chicago board of Trade on grain transactions, and the Commodity Futures Trading Commission and National Futures Association which oversees compliance on futures transactions. In addition, the Company is or may be subject to other regulations such as changes in freight rates, increases or decreases in exports or imports, and animal health inspection and brand inspection.

EMPLOYEES


     The Company employs between 20 and 30 persons at any given time. As of August 31, 2003, the Company had 22 full and part-time employees.


FEEDLOT FACILITIES

     On February 1, 1991, the Company executed a 25-year lease with an affiliated company, Miller Feed Lots (the Purchaser in the asset sale transaction), to lease its feedlot facility. Norman M. Dean and James E. Miller, who are officers, directors and stockholders of the Company, own all of the common stock of Miller Feed Lots. The feedlot has a capacity of approximately 20,000 head of cattle on 165 acres. The monthly rent is 2-1/3 cents per head per day, with a minimum of $10,750 and maximum of $13,300 per month. During the year 2002, the Company's lease payments to Miller Feed Lots were $129,000. The Company has an option to purchase the feedlot it leases for $1,300,000. The lease of feedlot facilities will be canceled as a part of the asset sale transaction. The lease has minimum payments due of $1,655,500. The Company will deduct $250,000 from the purchase price of the asset sale transaction to compensate Miller Feed Lots for cancellation. The lease required that the Company pay all property taxes, insurance, and maintenance on the feedlot being leased. Company management believes the terms of the lease of the feedlot facilities were at least as favorable as would have been available from unaffiliated third parties. In the opinion of management, the leased feedlot is adequately covered by peril insurance. The property taxes on the leased feedlot facility amounted to $8,912 for the year ended August 31, 2002.

TRANSACTIONS WITH MANAGEMENT


     In addition to the lease of feedlot facilities, described above, the Company has other transactions with its managers and Miller Feed Lots. Among the Company's cattle feeding customers are the three directors. During fiscal year 2003, Norman M. Dean fed cattle with the Company, and he paid $328,693.55 for feed and yardage. James E. Miller fed cattle with the Company in 2003, and he paid the Company $404,974.62 for feed and yardage. Clark A. Miller did not feed cattle with the Company in 2003. Directors fed cattle with the Company on the same terms as non-affiliated feeders.

     In addition to the feedlot lease, the Company also leases equipment from Miller Feed Lots on which it paid $126,768 in 2003. While Miller Feed Lots does not lease equipment to any other party, management believes the terms of the arrangements for the lease of equipment to the Company were on terms no less favorable than could have been obtained with unaffiliated third parties. The Company utilizes trucks owned by Miller Feed Lots to transport grain and cattle. During fiscal year 2003, the Company paid $364,199 in trucking fees to Miller Feed Lots. There are other trucking facilities available, but charges by Miller Feed Lots for trucking services are competitive with charges that would be available from other trucking companies.


     The Company is a co-signer on a loan from Farm Credit Services to Miller Feed Lots in the original principal amount of $400,000, which was incurred for the purpose of providing working capital to Miller Feed Lots. The outstanding balance on the loan is now $264,087. The loan is secured by a security interest in Miller Feed Lot equipment, which is used by the Company in operating the feedlot facility. The Company co-signed the loan because of the importance to the Company of the equipment securing the loan.

     The Company may use equipment leased from Miller Feed Lots as collateral for its own operating loans.


     The Company entered into a loss sharing agreement with Miller Feed Lots, whereby Miller Feed Lots assumed certain losses for the Company in 2002 and 2003. The Company will assume all losses after August 31, 2003 to the Closing Date. These losses are being repaid by the Company from the proceeds of the asset sale transaction. See LOSS SHARING AGREEMENT WITH MILLER FEED LOTS, below.


     The Company has a note receivable from Miller Feed Lots of $300,000, which was incurred to provide money to Miller Feed Lots to acquire additional feeder cattle to place in the Company's feedlot. This loan matured May 31, 2003 and was renewed. The note is unsecured and bears interest at 6% per annum. A total of

$18,000 interest was paid to the Company during fiscal year 2003. The note is subordinated to Miller Feed Lots mortgagor. At the Closing, this note will be revised to a 5-year note, payable $60,000 per year principal, with interest at 5% per annum.

     All of the above transactions between the Company and its directors, and with Miller Feed Lots are subject to the conflict of interest situation described under the caption CONFLICTS OF INTEREST. Because of the conflicts of interest, these contracts were not negotiated on an arms-length basis, but all transactions between the Company and its affiliated officers and directors were on the same terms and conditions as available to non-affiliated parties. Management believes that transactions between the Company and Miller Feed Lots were on the same basis as could have been obtained with unaffiliated third parties.

BORROWED FUNDS


     The Company has an operating line of credit with Farm Credit Services for $300,000, and a procurement line of credit for $300,000. In addition, the Company had a cattle feeding line of credit with Farm Credit Services for $3,000,000, which has been terminated, and an investor (procurement) feeding line for $2,000,000, which was not terminated. The procurement lines give the Company the ability to buy feeder cattle for the feed yard prior to assigning them to a customer. The cattle feeding line was for the Company's own cattle on feed for slaughter, and the investor feeding line is for customers needing financing to feed cattle within the feed yard. Each line of credit bears interest 1/2 % over the prime interest rate.

     The Farm Credit Services lines of credit matured in December 2002 and was not renewed, but the Company fed out cattle which were acquired with funds available under the credit line. The credit line was collateralized by inventories, accounts receivable, and cattle financing notes receivable. They are also guaranteed by Norman M. Dean and James E. Miller, directors of the Company and of Miller Feed Lots, and are subject to various covenants, including a minimum working capital and cash margins per head.


LOSS SHARING AGREEMENT WITH MILLER FEED LOTS


     During the second quarter of 2002, the Company and Miller Feed Lots agreed to share losses from the Company's fed cattle sales, retroactive to September 1, 2001. The agreement was with respect to any losses incurred by the Seller during 2002 in an amount not to exceed $600,000. Under the Agreement, if the Company becomes delinquent in any lease payments, or if for any reason discontinues cattle feeding with Miller Feed Lots, or upon demand by Miller Feed Lots, any amounts advanced by Miller Feed Lots under the Agreement will be repaid under terms to be negotiated by the two parties. Miller Feed Lots was motivated to execute the Agreement because it was receiving lease payments of $10,750 per month for the use of the feedlot facilities, and was concerned that the Company's losses might result in the loss of its line of credit with Farm Credit Services. Miller Feed Lots' share of the net losses in 2002 and 2003 was a net loss of $594,630 to August 31, 2003. This amount equals 50% of the Company's total net losses from fed cattle operations in 2002 and 2003.


                    MARKETS FOR THE COMMON STOCK AND RELATED
                               STOCKHOLDER MATTERS

     The number of record holders of the Company's common stock as of September 2, 2003 was 1439 according to information furnished by the Company's transfer agent.

     The following table sets forth the high and low bid quotations for the past two years for the Company's common stock, as reported by OTC Market Report. Accordingly, the stock quotations listed below are not necessarily indicative of future trading activity or price trends.

    Quarter Ended                   High Bid                 Low Bid
    -------------                   --------                 -------


2003
----
November 30, 2002                     $.09                     $.06
February 28, 2003                     $.09                     $.06
May 31, 2003                          $.06                     $.06
August 31, 2003                       $.05                     $.05


2002
----
November 30, 2001                     $.09                     $.07
February 28, 2002                     $.09                     $.07
May 31, 2002                          $.09                     $.06
August 31, 2002                       $.09                     $.06



     The above prices are believed to be representative interdealer quotations, without retail markup, markdown, or commissions, and may not represent actual transactions. The Company's stock is traded on the NASD Over-the Counter Bulletin Board under the trading symbol MILR.

     The Company has not paid any dividends on its common stock and the board of directors presently intends to continue a policy of not paying dividends, with the expectation it will be a more attractive entity for acquisition or merger into another business. The Company may authorize dividends in the future if it believes a distribution would be in the best interest of stockholders. The terms of the Company's preferred stock give it a preference on the payment of dividends in any given year, but such dividends are not cumulative. There are currently no Preferred Shares issued and outstanding. No leasing, financing, or similar arrangements to which the Company is a party preclude or limit in any manner the payment of any dividend.

                       ITEM 2. THE ASSET SALE TRANSACTION

     This section of the proxy statement describes certain aspects of the sale of substantially all our assets. We recommend that you read carefully the complete Asset Purchase Agreement for the terms of the sale and other information that may be important to you. The Asset Purchase Agreement is included in this proxy statement as Appendix A.

BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO SELL SUBSTANTIALLY ALL THE ASSETS OF THE COMPANY TO MILLER FEED LOTS FOR A PROMISSORY NOTE, PAYABLE $100,000 PER YEAR PRINCIPAL, PLUS INTEREST, AND THE ASSUMPTION OF CERTAIN LIABILITIES. THE BOARD HAS DETERMINED THAT THE ASSET SALE TRANSACTION PROPOSAL IS IN THE BEST INTEREST OF THE STOCKHOLDERS. THE BOARD OF DIRECTORS OF THE COMPANY ARE ALSO THE BOARD OF DIRECTORS OF MILLER FEED LOTS AND HAVE CONFLICTS OF INTEREST WITH RESPECT TO THIS RECOMMENDATION. THE BOARD OF DIRECTORS OF THE COMPANY WILL VOTE ALL THEIR SHARES TO APPROVE THE ASSET SALE TRANSACTION.

REASONS FOR THE SALE OF ASSETS

     In reaching its determination to approve the asset sale transaction, the board considered several material positive factors as follows:


     1. Farm Credit Services Terminates Line of Credit. Farm Credit Services which had provided a credit line of $3,000,000 advised the Company that the line of credit which matured December 31, 2002 would not be renewed. Management was aware of other companies which provide credit for the cattle feeding business and solicited three such companies for a credit facility for the Company and its custom feeders who desired credit arrangements. The Company has been unable to secure capital for cattle feeding from these other sources. Without sufficient capital, it is not possible to continue in the cattle feeding business. Miller Feedlots applied to Farm Credit Services for a line of credit in 2003 but no amounts have been drawn down. It has also applied for a line of credit for 2004 but that application has not yet been accepted. If Miller Feed Lots is unable to obtain a line of credit from Farm Credit Services or some other lender, it will try to continue in the cattle feeding business by continuing to feed cattle for custom feeders. To be profitable it will have to increase the number of cattle fed for custom feeders. Miller Feed Lots' application for financing for its own feeder cattle included financing for procurement cattle for individual custom feeders. Norman M. Dean, James E. Miller and Clark A. Miller have all been notified they qualify for financing by Farm Credit Services.

     2. Federal and State Taxation Considerations. Federal income tax laws are of particular significance to the Company's cattle feeding customers. Legislation has eroded previous benefits related to the prepayment of feed costs and have defined cattle feeding as a passive activity unless the feeder has substantial other agricultural involvements, and additional legislation could be enacted which would have further adverse effects. Cattle feeding customers who are found to be passive investors cannot offset income derived from salary or active business income against passive losses. This tax legislation has resulted in fewer customers feeding cattle primarily for a tax deferral and fewer cattle being fed in the Company's feedlot in recent years. Some of the Company's custom feeders engaged in the cattle feeding business because the available of deducting losses from passive activity was a benefit to their overall federal taxation situation. Most of the Company's custom feeders now analyze cattle feeding based on profit potential without significant regard to tax considerations. The taxation issues described will also affect operation of the feedlot by Miller Feed Lots.

     3. Competition. The Company competes with a number of local, regional and national companies which provide similar products and services. Some of these companies are better established and/or have greater financial resources than does the Company. (See COMPETITION). Competition factors will apply to operation of the feedlot facilities by Miller Feed Lots.

     4. Market Fluctuations Affect Profitability. Generally, the prices associated with all segments of agriculture and livestock production are subject to substantial fluctuations over both long periods and short periods of time. A significant change in consumption in the United States or abroad of beef and/or cattle feed may adversely affect the number of cattle being fed in Company feedlots, and thus affect the profitability of the Company. Grain shortages can increase the price of feed and decrease the profitability of finishing cattle which may also result in fewer cattle being fed for customers by the Company. The Company has not experienced grain shortages in the past and does not anticipate shortages of grain in the foreseeable future. However, corn prices have increased due to the 2002 and 2003 drought in the country's corn belt. Changes in the price of feed, feeder cattle and fed cattle may significantly affect the Company's profits.

     Certain segments of the cattle industry have experienced significant losses from operations. During certain periods in the past there have been times when total costs of feeder cattle plus the feed to finish the cattle have exceeded the market price for finished cattle. These fluctuations have caused the Company and its custom feeders to suffer losses. Market fluctuations will continue to apply to operation of the feedlot facilities by Miller Feed Lots.


     5. Lack of Governmental Price Supports and Restrictions on Volume of Production have a Negative Effect on Profitability for the Cattle Feeding Business. There are no governmental price support payments for cattle and no restrictions on volume of production. Although finished cattle are readily marketable, they must be sold when they reach slaughter weight at the then prevailing market price because to continue feeding beyond such time is not economical. The risks associated with such market fluctuations and the rapid changes in supply and demand of agricultural products can adversely affect the Company and its custom feeders, and may indirectly affect the Company's revenues and profits. (See COMPANY BUSINESS - GENERAL). The lack of governmental price supports will continue to affect feedlot operations by Miller Feed Lots.

     6. Inherent Business Risks Affect Profitability of the Cattle Feeding Business. Agricultural operations are subject to risks of disease, epidemic, accident, weather, theft and unavailability of transportation, among others. It is possible the Company will not carry sufficient insurance to cover such losses should they occur. Securing insurance to cover all such losses in many cases would be uneconomical or unavailable to the Company. (See COMPANY BUSINESS - GENERAL) These inherent business risks will also apply to operation of the feedlot facility by Miller Feed Lots.


     General. The above factors favor the asset sale transaction, which will result in the termination of the Company's cattle feeding business. These same factors will affect the operation of the feedlot facility by Miller Feed Lots. The primary factor which causes the sale of assets by the Company was the termination of it's line of credit by Farm Credit Services and the inability of the Company to find an alternative credit source. The Company believes the fact that it incurred losses for the past three years which has resulted in deteriorating financial condition is the main reason Farm Credit Services refused to continue to finance Company operation of the feedlot. Farm Credit Services has also expressed reservations about the two-company structure with intercompany dealings. Miller Feed Lots is willing to undertake the operation of the feedlot facility because it owns the feedlot facility and will not have to pay rent for its use. The Company's monthly rental charge has been $10,750. Without that expense, Miller Feed Lots believes it can operate the feedlot facility at a profit. Miller Feed Lots applied to Farm Credit Services for its own line of credit to feed cattle in the feedlot if and when it purchased it from the Company. Nothing has been drawn down under this line of credit and it expires at the end of 2003. Miller Feed Lots has submitted an application for a line of credit to feed cattle in the feedlot in 2004, but this application has not yet been acted upon by Farm Credit Service. If Miller Feed Lots is unable to obtain financing from Farm Credit Services or another lender, it will operate the feedlot with custom feeders and will attempt to increase the number of cattle in the feedlot placed there by custom feeders. The fact that Miller Feed Lots will not be paying rent on the feedlot facility gives it a stronger financial position than the Company, and management of Miller Feed Lots believes it can successfully operate the feedlot as a custom feedlot, even if a line of credit for its own feeder cattle cannot be obtained.


     The Company's existence as a shell corporation, which is available for acquisition by an entity in another business, is considered by management to be favorable to the unaffiliated stockholders. The affiliated stockholders (being the directors and officers of the Company and Miller Feed Lots) have made a determination to remain in the cattle feeding business they qualify for financing and understand the risks of the cattle feeding business described above and are willing to endure them. Management believes the unaffiliated stockholders are better served by terminating their involvement in the cattle feeding business in favor of an opportunity to become involved in another business which might be profitable, although there is no assurance an acquiring entity would be a profitable business. Another alternative would be to consummate the asset sale transaction and then dissolve the Company. Management believes the fact that the Company has stockholders will be in its favor, when and if it is analyzed for acquisition by an acquiring Company, and that scenario is more favorable than dissolution.


     Material negative factors considered by the board of directors in reaching its determination are:

     1. Stockholders May Want to be Invested in the Cattle Feeding Business. Stockholders invested in the Company knowing it was in the cattle feeding business and that such business was a high risk activity. The proposal to sell assets of the Company will take stockholders out of the cattle feeding business, which is a business in which they may want to be invested.


     2. Problems with Shell Corporations. Any acquisition of the Company as a shell corporation might result in a change of ownership of more than 50%, which would affect utilization of tax loss carry forwards. The Company has a history of losses for tax purposes. We have reported losses for the past three years. The Company's auditors have advised the Company that as of August 31, 2002, there was a tax loss carry forward of $738,230 which will expire from 2012 to 2022. There is an additional tax loss carry forward of $1,133,362 subject to limitation of use of $53,710 per year. This net operating loss expires 2003 to 2012. The 2003 audit is not complete, and the Company does not know whether there will be an additional tax loss carry forward for the year 2003. If there is a gain on the sale of assets, any such gain would be a capital gain, which may be written off against operating loss carry forwards. If, as a result of an acquisition of the Company after it becomes a shell corporation, any change of ownership of the Company by more than 50% would affect utilization of tax loss carry forwards, and utilization of the tax loss carry forwards as described above might be lost. The actual amount of (profit-loss) will not be known until the Closing Date and results of operation for the year are known. The Company was aware of these facts concerning tax loss carry forwards at the time the transaction with Miller Feed Lots was completed, but approved the asset sale transaction because the cancellation by Farm Credit Services of the Company's line of credit for cattle purchases would prevent the Company from continuing in business as a cattle feeding operation for the period of time required to realize the benefits of the tax loss carry forwards. Consideration to be received from Miller Feed Lots for the asset sale transaction will not be affected by this treatment of the operating loss carry forward (See USE OF PROCEEDS).


                     SUMMARY OF THE ASSET PURCHASE AGREEMENT

     We believe this summary describes the material terms of the Agreement, whereby the Company sells substantially all its assets to Miller Feed Lots. Much of the information provided in this section is summarized from the Agreement. We recommend that you read carefully the complete Agreement for the terms of the asset sale transaction and other information that may be important to you. The Asset Purchase Agreement is included in this proxy statement as Appendix A.

CONSIDERATION


     The consideration we will receive in the asset sale transaction is the Purchaser's promissory note. The amount of this note will be approximately $594,405, based on values at May 31, 2003, but subject to adjustment for a decrease in inventories due to operation and appraisals at August 31 and the Closing Date. The equipment to be sold was valued as of August 31, 2003 at $23,400, as compared to a book value of $96,322. Grain inventory, receivables and other intangibles cannot be determined until the Closing Date. The estimated value of assets to be sold is after adjustments of $594,630 to Miller Feed Lots for the Loss Sharing Agreement, and $250,000 to Miller Feed Lots for the termination fee of the lease of feedlot facilities. The consideration to be received by the Company will change before the Closing Date because the value of receivables and payables to be sold will change. The assets being sold are subject to significant market changes over the short term, and to depletion because of operation of the Company until the Closing. The actual net proceeds to the Company from the asset sale transaction may be significantly less than our estimate of net proceeds stated above based on May 31 values. The consideration due us will be represented by Miller Feed Lots promissory note, which will bear interest at the rate of 5% per year, and will be payable $100,000 per year, plus interest annually until fully paid. Payment of the note will be secured by a second mortgage on the feedlot facilities to be acquired by Miller Feed Lots.

     Because two members of the board of directors of the Company are also on the board of directors and own Miller Feed Lots, the board of directors of the Company have a conflict of interest. See the caption CONFLICT OF INTEREST. The Company is turning to appraisers to determine the market value of the Acquired Assets. All the Company's feeder cattle, have been finished and sold in the market. The value of other assets to be sold will be appraised as at August 31, 2003. These figures will be determined as a part of the Company's year end closing procedures and may not be known until the Closing Date. Market value for property and equipment will be a value determined by an independent appraiser to be the price that an independent third party would pay for the items on August 31, 2003. This figure may be more or less than the book value on the Company's financial statements. The fair value of receivables will be their book value as shown on the Company's financial statement on the Closing Date. In the same manner, the value of payables and other liabilities to be assumed by Miller Feed Lots will be valued at their book value on the Company's financial statements on the Closing Date.

     The total value of all assets to be sold will be adjusted down by $594,630 to repay Miller Feed Lots for its assumption of 50% of our net losses in 2002 and 2003. The Company will bear all additional losses from August 31, 2003 to the Closing Date. This adjustment is pursuant to an agreement between the Company and Miller Feed Lots, which allowed them to reclaim their portion of the assumed losses at their election. See the caption LOSS SHARING AGREEMENT.

     The value of the Acquired Assets will also be adjusted down by $250,000 to compensate Miller Feed Lots for the cancellation of the feedlot facility lease. This adjustment is supported in a letter received from Michael Ehler, CCIM, MAI, a Broker Associate/Partner of Realtec Commercial Real Estate Inc., of Ft. Collins, Colorado. Mr. Ehler was selected because of his experience and knowledge about commercial real estate (including agricultural real estate in northern Colorado). Mr. Ehler completed the course work necessary to be a member of the Appraisal Institute, is also a certified commercial investment member, and a senior residential appraiser and fellow, Life Office Management Association. Mr. Ehler discounted the future income stream and stated that an interest or risk rate of 20% to 25% is appropriate in discounting the present value of such an income stream, he noted the uncertainty and the variability of the beef production industry, plus the fact that the Company is not a recognizable credit. Mr. Ehler noted the discounts to these amounts could approach 50% or more if the cattle feeding business were depressed at the time of the purchase and conversely little or no discount would be made if the business were thriving. A discount of $250,000 was the amount proposed by Miller

Feed Lots and is confirmed based on Mr. Ehler's analysis. The Company will pay Mr. Ehler a fee of $500 for his analysis. Neither the Company nor Miller Feed Lots have had any business transactions with Michael Ehler or with Realtec Commercial Real Estate, Inc. The determination by the Company of the amount is subject to the conflict of interest because the directors of the Company and the directors of Miller Feed Lots are the same.


APPRAISERS


     The Company has obtained an independent appraisal of the assets to be sold as of August 31, 2003, the end of the company's fiscal year. The Company has not obtained a fairness opinion, relying instead on the appraisal. The Company believes a fairness opinion is not practical since the value of the assets to be transferred are subject to variation right up to the Closing Date, which will follow the stockholder vote on approval of the asset sale transaction. To be sure the acquired assets are sold at a fair value, the Company has retained an appraiser to determine the market value of equipment. The market value of other assets will be determined by the Company. The asset sale transaction has not been reviewed by any independent group, such as a special committee, because the directors of the Company are also the directors of Miller Feed Lots and thus have a conflict of interest. There are no independent directors to form a special committee. The Company instead relies on independent appraisers to value the market value of the assets to be sold to Miller Feed Lots. This reliance depends, of course, upon the quality and independence of the appraisers. The identification of the appraisers and their qualification are set forth below.


     The board of directors of the Company has selected Kreps and Weideman Auctioneers & Real Estate Inc. to determine the market value of property and equipment to be sold. The appraisal was performed by Terry L. Weideman, who is a member of the Greeley Board of Realtors, Inc., National and State Association of Realtors, American Society of Farm Equipment Appraisers, and National State Association of Auctioneers. Mr. Weideman has over 25 years involvement with the agricultural industry, and is a licensed realtor in the state of Colorado. He has been a co-owner of Kreps and Weideman since 1983, specializing in the marketing of farms, ranches and rural acreage, farm equipment auctions and appraisers of real estate and personal property. Mr. Weideman is a certified farm equipment appraiser with American Society of Farm Equipment Appraisers.. Market value for property and equipment was a value determined by the appraiser to be a price that an independent third party would pay for the items on the Closing Date. The Company will pay Kreps and Weideman $500 for their services in performing this appraisal. Neither the Company nor Miller Feed Lots have had any business transactions with Terry Weideman or Kreps and Weideman Auctioneers & Real Estate Inc.

     The letters from Michael Ehler, Realtec Commercial Real Estate Inc., and Kreps and Weideman will be available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested stockholder of the Company, or representative, who has been so designated in writing.

     The value of receivables to be purchased by Miller Feed Lots and payables and other liabilities to be assumed by Miller Feed Lots will be valued at their book value on the Company's financial statements on the Closing Date. This valuation will be determined by Lowell Stuehm, who has been employed as an accountant by the Company for more than 3 years. Mr. Lowell Stuehm will not be paid any amount in addition to his normal salary for this work. The Company also has grain in inventory as well as veterinary supplies. Mr. Lowell Stuehm will determine the quantity in inventory on the Closing Date and will calculate the value of such items based on the last price paid by the Company for those items when they were purchased.

ASSETS SOLD


     Subject to, and upon the terms and conditions of, the Asset Purchase Agreement, we are selling to Miller Feed Lots substantially all our assets, including most of our cash, receivables, and inventory and contracts with customers to feed customer cattle in the feedlot facility. The company's feeder cattle were all finished and sold in the ordinary course of business because of the lack of credit facilities, feeder cattle have not replaced and the only cattle now in the feedlot are procurement cattle which have been acquired for customers and customers feeding their own cattle. We will also sell our prepaid expenses. Presently we lease the feedlot facilities from Miller Feed Lots and that lease will be cancelled. We will pay a $250,000 cancellation charge. We will retain a small amount of cash for incidental expenses after the Closing.


ASSUMED LIABILITIES

     Miller Feed Lots will assume all our liabilities, except an obligation to Foothills Financial Corporation for $72,502.

CLOSING

     The closing of the asset sale transaction will take place on October 31, 2003, following the satisfaction or waiver of all conditions to closing, as stated in Article VII of the Agreement, or at such other time and date as we and Miller Feed Lots may mutually agree.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In the Agreement we represent and warrant to Miller Feed Lots with respect to the matters set forth below

     o We are a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     o We have a total of 6,404,640 shares of common stock issued and outstanding.

     o The Agreement has been duly authorized and delivered by us and is binding on us, subject to approval of our stockholders.

     o Our performance of the Agreement will not violate our corporate documents or any contract or law to which we are subject.

     o We have delivered certain financial statements to Miller Feed Lots, which accurately reflect our financial position at and as of the dates thereof.

     o Except as we have specifically disclosed to Miller Feed Lots, we have no undisclosed liabilities; there have been no material adverse changes in our financial condition since the date of our latest balance sheet provided to Miller Feed Lots, except for liabilities incurred after the date of Seller's Balance Sheet and prior to the Closing Date in the ordinary course of business; we have paid all required taxes; we are not involved in any material litigation; we have provided to Miller Feed Lots a list of all employees; we are in compliance with all laws applicable to the feedlot business being transferred; we own all the assets being transferred, free and clear of all claims by other parties; we do not own any trademarks or trade names or other proprietary rights, and are not unlawfully using proprietary rights of other parties; we have no employee benefit plans other than health insurance to which employees contribute 50% of the premium.

     o The assets being transferred are in good operating condition, subject to ordinary wear and tear; accounts receivable being transferred are valid and collectible as shown on our balance sheet; inventories being transferred are of quality and quantity usable in the business; the assets being transferred are not subject to undisclosed contracts or agreements; accounts payable being assumed were fairly incurred liabilities; and we have such insurance for coverage's which are usual and customary in the feedlot business.

     o All written material being furnished to Miller Feed Lots do not contain any untrue statements of material facts, or omit to state facts necessary to make the statements made in the light of the circumstances under which they are made, not misleading.

     o Since the date of our latest balance sheet provided to Miller Feed Lots, we have taken no actions that would be prohibited under the Agreement without the prior consent of Miller Feed Lots.

REPRESENTATIONS AND WARRANTIES OF MILLER FEED LOTS

     In the Agreement, Miller Feed Lots represents and warrants to us with respect to the following matters:

     o Miller Feed Lots is a Colorado corporation, with power and authority to enter into the Agreement.

     o The Agreement has been approved by Miller Feed Lots and constitutes a binding agreement of Miller Feed Lots.

     o No consent of any third party is required for Miller Feed Lots to perform the Agreement and it does not conflict with any of its corporate documents, contracts or any law by which it is bound or any agreement that would prevent consummation of the Agreement.

     o Miller Feed Lots has delivered to us its unaudited financial statements as at February 2003, and for the 11 months then ended. Such financial statements accurately reflect the financial position of Miller Feed Lots.

COVENANTS OF MILLER FEED LOTS

     Miller Feed Lots has covenanted with us that they will take every action reasonably required of it to satisfy the conditions to the Closing; that it will cooperate with us in carrying out the transactions required in the Asset Purchase Agreement; that it will bear all its own expenses in connection with the Asset Purchase Agreement; and that it will continue health insurance benefits for employees in the form provided by Pacific Life and Annuity.

COVENANTS OF THE COMPANY

     We have agreed that we will take all actions reasonably required to satisfy conditions to Closing; that we will afford to Miller Feed Lots reasonable access to the feedlot facilities; that prior to the Closing we will conduct the feedlot operations only in the ordinary course of business, unless Miller Feed Lots consents in writing to other action; we will cooperate with Miller Feed Lots in carrying out the transactions contemplated by the Agreement; we will bear our costs and expenses in connection with the Agreement; we will update our exhibits and disclosure documents to reflect any changes prior to the Closing; and we will timely pay all unassumed liabilities.

CONDITIONS TO CLOSING

     The obligations of Miller Feed Lots to effect the asset sale transaction is subject to fulfillment of the following conditions unless Miller Feed Lots waives such fulfillment:

     o The Agreement and the asset sale transaction shall have received all approvals, consents, authorizations and waivers required to consummate the transaction;

     o There shall not be in effect a preliminary or permanent injunction which prohibits the transaction;

     o We shall have performed each of our agreements and obligations contained in the Agreement and required to be performed by us prior to the Closing;

     o There shall have been no material adverse change in the Acquired Business or the Acquired Assets between the date of our Balance Sheet and the Closing;

     o Our representations and warranties set forth in the Asset Purchase Agreement shall be true in all material respects as of the date of the Agreement and as of the Closing Time;

CONDITIONS TO OBLIGATIONS OF THE COMPANY

     Our obligation under the Agreement is subject to fulfillment prior to the Closing of the following conditions:

     o The Agreement and the asset sale transaction shall have received all necessary approvals, consents, authorizations and waivers;

     o There shall not be effect a preliminary or permanent injunction prohibiting consummation of the transaction;

     o Miller Feed Lots shall have performed all its obligations required to be performed prior to the Closing;

     o The representations and warranties of Miller Feed Lots shall be true as of the date of the Agreement and as of the Closing Time.

TERMINATION, AMENDMENT, WAIVER, RELIEF

     The Agreement and the asset sale transaction may be terminated at any time prior to the Closing, whether before or after any approval by stockholders in either of the following ways:

     o    By mutual consent of Miller Feed Lots and the Company;

     o By either Miller Feed Lots or the Company, upon written notice to the other, if the conditions to such party's obligations to consummate the asset sale transaction as provided in the Agreement were not, or cannot reasonably be, satisfied on or before 30 days after the date of the Agreement, unless the failure of condition is the result of the material breach of the Agreement by the party seeking to terminate.

     At any time prior to the Closing, we or Miller Feed Lots by action taken by the respective boards of Directors, may extend the time for performance of any of the obligations or other acts of the parties, or waive compliance with any of the agreements or conditions contained in the Asset Purchase Agreement. Any waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party granting the waiver.

     In the event of liability of Miller Feed Lots or us prior to the Closing, we and Miller Feed Lots acknowledge that monetary damages will not reasonably be calculable, and agree that specific performance and injunctive relief should be available to Miller Feed Lots. If for any reason the asset sale transaction shall be terminated before the Closing, the Purchaser and we shall be restored to our positions before the Agreement and each shall pay his own expenses relating to this Agreement.

ARBITRATION


     If a dispute arises out of or relates to the Asset Purchase Agreement, or the breach thereof, the parties will try in good faith to resolve the dispute by mediation administered by the American Arbitration Association under the Commercial Financial Disputes Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to the Asset Purchase Agreement, or the breach thereof, shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Financial Disputes Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof pursuant to applicable law. Under the American Arbitration Association Commercial Financial Dispute Arbitration Rules, arbitrators would be appointed by the AAA from the national roster for commercial financial disputes, and the mediators would be appointed from the national panel of mediators. This mediation and arbitration proceeding does not limit the right of the parties to seek judicial equitable relief including, but not limited to, injunctive relief and the appointment of a receiver.

     Because of the conflict-of-interest of management of the Company, there may be a concern that the Company and Miller Feed Lots might not submit a matter to arbitration that would be submitted in the absence of the conflict. Management of the Company, who are also the directors of Miller Feed Lots, are committed to submit to mediation, and if not resolved, then to arbitration any dispute that arises.


     Neither we nor Miller Feedlots shall bring any action with respect to the Agreement or the asset sale transaction unless the aggregate amount of all claims so asserted exceeds $10,000, but this shall not prevent actions seeking injunctions or other equitable forms of relief.

               ACCOUNTING TREATMENT OF THE ASSET SALE TRANSACTION

     The gain or loss on the sale of assets will be recorded in accordance with generally accepted accounting principles.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
                          OF THE ASSET SALE TRANSACTION

GENERAL

     The following summary of the anticipated material federal income tax consequences to us on the asset sale transaction to Miller Feed Lots is not intended to be a complete description of the federal income tax consequences of the proposed asset sale transaction. This summary is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, and the administrative and judicial interpretations thereof, all as presently in effect. Each of these authorities is subject to change, possibly with retroactive effects; thus, we cannot assure you that future legislation, regulations, administrative interpretations or court decisions will not significantly change the federal income tax consequences discussed herein.

     No rulings have been requested or received from the Internal Revenue Service as to the matters discussed in this proxy statement, and there is no intent to seek any rulings. Accordingly, we can provide no assurance that the Internal Revenue Service will not challenge the tax treatment of certain matters discussed, or, if it does challenge the tax treatment, that it will not be successful.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

     A determination whether the Company will recognize a gain or loss for federal income tax purposes upon the asset sale transaction and transfer of certain liabilities to Miller Feedlots pursuant to the Asset Purchase Agreement will be made as of the Closing Date. The determination of whether gain or loss is recognized will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of some assets and a loss on the sale of others. The amount of gain or loss recognized by us with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset, and our tax basis in that asset. The amount realized on the sale will include the amount of cash received, plus the amount of liabilities assumed by Miller Feed Lots. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized will generally be allocated among the assets according to the rules prescribed under the Internal Revenue Code.


     We cannot compute the amount of gain that we might recognize as a result of the asset sale transaction until gains and losses from other transactions during the taxable year are known.


     The asset sale transaction may subject us to state or local income, sales, or other tax liabilities.

                                 USE OF PROCEEDS

     The net proceeds to the Company upon closing the asset sale transaction cannot be accurately determined at this time. The net proceeds will be applied to the payment of liabilities not assumed by Miller Feed Lots. These liabilities may be carried until annual payments on the Miller Feed Lots purchase money promissory note are paid. After all liabilities have been satisfied, payments made on the Miller Feed Lots promissory note will be retained by the Company in interest-bearing accounts or investments, to be held by the Company until an acceptable acquisition proposal is made.


     The liability we will retain after the asset sale transaction is a note payable to Foothills Financial Corporation in the amount of $72,502.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated financial statements give effect to the proposed sale of substantially all assets and liabilities to Miller Feed Lots, Inc. pursuant to an Asset Purchase Agreement dated September 19, 2003. This pro forma information has been prepared using the historical consolidated financial statements.

     The unaudited pro forma condensed consolidated balance sheet of the Company as of May 31, 2003 sets forth the effect of the sales transaction as if it occurred on May 31, 2003. This presentation uses an estimated sales price calculated as of May 31, 2003, before adjustment for shared losses and lease cancellation fee, of $1,439,035 and corresponding loss on sale of ($554,964) after adjustments.

     The unaudited pro forma condensed consolidated statements of operations of the Company for the year ended August 31, 2002 and the nine months ended May 31, 2003 set forth the effect of the sales transaction as if it occurred on September 1, 2001. This presentation uses an estimated unadjusted sales price calculated as of September 1, 2001 of $1,885,339 and corresponding loss on sale of ($144,163) after adjustment.



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                                  Pro forma
May 31, 2003                                         Historical                  Adjustments          Pro forma
----------------------------------------------------------------------------------------------    -----------------
ASSETS
------
Current Assets:

      Cash                                               $ 196,533   [1]         $    (194,322)           $   2,211
      Receivables:

         Trade accounts                                    547,666   [1]              (547,666)               -

         Accounts receivable - related parties             907,920   [1]              (907,920)               -

         Notes - cattle financing                        1,021,067   [1]            (1,021,067)               -

      Inventories                                        2,993,041   [1]            (2,993,041)               -

      Prepaid expenses and other                            80,308   [1]               (80,308)               -
----------------------------------------------------------------------------------------------    -----------------

         Total Current Assets                            5,746,535                  (5,744,324)               2,211
----------------------------------------------------------------------------------------------    -----------------
Property and Equipment:
      Feedlot facility under capital lease -
         related party                                   1,497,840   [2]            (1,497,840)               -
      Equipment                                            198,494   [1]              (198,494)               -
      Leasehold improvements                               187,767   [1]              (187,767)               -
                                                   ----------------        -------------------    -----------------
                                                         1,884,101                  (1,884,101)               -
      Less:  Accumulated depreciation
         and amortization                                1,022,642   [2]              (738,942)               -
                                                                     [1]              (283,700)
----------------------------------------------------------------------------------------------    -----------------

         Total Property and Equipment                     861,459                     (861,459)               -
----------------------------------------------------------------------------------------------    -----------------
Other Assets:
      Note receivable - Miller Feed Lots, Inc.            -          [1]             1,439,035              594,405
                                                                     [2]              (250,000)
                                                                     [3]              (594,630)

      Notes receivable - related parties                   300,000   [1]              (300,000)               -

      Deferred income taxes                                350,756   [4]              (350,756)               -

      Deposits and other                                    11,495   [1]               (11,495)               -
----------------------------------------------------------------------------------------------    -----------------
         Total Other Assets                                662,251                     (67,846)             594,405
----------------------------------------------------------------------------------------------
TOTAL ASSETS                                          $7,270,245                $   (6,673,629)           $ 596,616
==============================================================================================    =================
         Continued on next page.
                                                              38






MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET -- CONTINUED
                                                                                      Pro forma
May 31, 2003                                                  Historical             Adjustments             Pro forma
----------------------------------------------------------- ---------------- ------------------------    -------------------
LIABILITIES
Current Liabilities:

      Notes payable                                           $  4,455,544   [1]     $  (4,455,544)       $       -

      Trade accounts payable                                       460,070   [1]          (460,070)               -

      Accrued expenses                                              93,397   [1]           (93,397)               -
      Current portion of:

         Capital lease obligations - related party                  31,227   [2]           (31,227)               -

         Long-term debt - related party                             65,087                                   65,087
                                                            ---------------------------------------      ----------
           Total Current Liabilities                             5,105,325              (5,040,238)          65,087

Capital Lease Obligation - Related Party                           848,537   [2]          (848,537)               -

Long-Term Debt - Related Party                                      24,441                                   24,441
--------------------------------------------------------------------------------------------------       ----------
      Total Liabilities                                          5,978,303              (5,888,775)          89,528
--------------------------------------------------------------------------------------------------       ----------
STOCKHOLDERS' EQUITY
--------------------

Preferred Stock                                                    -                                              -

Common Stock                                                          640                                       640
Additional Paid-In Capital                                      1,351,689                                 1,351,689

Retained Earnings                                                 (35,787)   [1]           289,666         (820,641)
                                                                             [2]          (129,134)
                                                                             [3]          (594,630)
                                                                             [4]          (350,756)

Accumulated Other Comprehensive Income (Loss)                     (24,600)                                  (24,600)
-------------------------------------------------------------------------------------------------        ----------
      Total Stockholders' Equity                                1,291,942                (784,854)          507,088
-------------------------------------------------------------------------------------------------        ----------

TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                                    $ 7,270,245            $ (6,673,629)       $  596,616
=================================================================================================        ==========

Explanatory Notes:
Pro forma condensed consolidated balance sheet assumes sales transaction occurred on May 31, 2003.
[1] Record sale of identified assets and assumption of identified liabilities for unadjusted sales price of $1,439,035 (adjustments recorded per [2,3]).
[2] Record cancellation of the capital lease obligation, including termination fee of $250,000.
[3] Record $594,630 deduction from sales price for Purchaser's participation in losses from Seller's fed cattle sales from September 1, 2001 to May 31, 2003.
[4] Record increase in allowance for deferred tax assets as the sales transaction reduces likelihood of net operating losses being used in future years and eliminate deferred taxes for other temporary differences.

                                       39




MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS.


Year Ended  August 31, 2002                                Historical              Pro forma
                                                                                   Adjustments        Pro forma
--------------------------------------------------------------------------------------------------------------------
Revenue:

 Feed and related sales                                    $  4,300,696    [2]     $ (4,300,696)       $      -

 Fed cattle sales                                             6,088,896    [2]       (6,088,896)              -

 Feedlot services                                               906,487    [2]         (906,487)              -

 Interest income                                                 44,564    [2]          (44,564)              -

 Interest income - related party                                 18,000    [2]          (18,000)           81,767

                                                                           [3]           81,767

 Other income                                                    62,471    [2]         (62,471)               -
-------------------------------------------------------------------------------------------------------------------
    Total Revenue                                            11,421,114             (11,339,347)           81,767
-------------------------------------------------------------------------------------------------------------------
Costs and Expenses:
 Cost of:

  Feed and related sales                                      3,531,212    [2]       (3,531,212)              -
  Fed cattle sold                                             6,603,268    [2]       (6,603,268)              -
  Feedlot services                                              859,326    [2]         (859,326)              -
  Selling, general, and administrative                          725,123    [2]         (720,123)            5,000
  Interest                                                       40,241    [2]          (40,241)              -
  Interest on note payable - related party                      119,775    [2]         (101,010)           18,765
-------------------------------------------------------------------------------------------------------------------
    Total Costs and Expenses                                 11,878,945             (11,855,180)           23,765
-------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                              (457,831)                515,833             58,002

Income Tax Expense (Benefit)                                   (147,675)   [4]          376,156            228,481
-------------------------------------------------------------------------------------------------------------------

Net Income (Loss) before Disposition of Business               (310,156)                139,677           (170,479)

Loss on Disposition of Business                                -           [1]         (144,163)          (144,163)
-------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                            $ (310,156)           $     (4,486)         $(314,642)
===================================================================================================================
INCOME (LOSS) PER COMMON SHARE                               $    (0.05)                                 $   (0.05)
=========================================================================                                ==========

Weighted Average Number of Common
   Shares Outstanding                                         6,404,640                                   6,404,640
=========================================================================                                ==========
Explanatory Notes:

Pro forma condensed consolidated statement of operations assumes the sales transaction occurred September 1, 2001.
[1] Record sale of identified assets and assumption of identified liabilities as if it occurred September 1, 2001 for an estimated sales price at that date of $1,635,339.
[2] Remove revenue and expenses related to assets sold and liabilities assumed.
[3] Record interest income on $1,635,339 note receivable from Purchaser.
[4[ Record increase in allowance for deferred tax asset as sales transaction reduces likelihood of net operating losses being used in future years and eliminate deferred taxes for other temporary differences.

                                       40



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended May 31, 2003                               Historical             Pro forma            Pro forma
                                                                                   Adjustments
------------------------------------------------------------------------- -----------------------------------------
Revenue:

 Feed and related sales                                    $  2,890,480   [1]     $  (2,890,480)         $     -
 Fed cattle sales                                             2,102,826   [1]        (2,102,826)               -
 Feedlot services                                               454,526   [1]          (454,526)               -
 Interest income                                                 14,996   [1]           (14,996)               -
 Interest income - related party                                 13,500   [1]           (13,500)            61,325

                                                                          [2]            61,325

 Other income                                                    40,795   [1]           (40,795)               -

-------------------------------------------------------------------------------------------------------------------
    Total Revenue                                             5,517,123              (5,455,798)            61,325
-------------------------------------------------------------------------------------------------------------------
Costs and Expenses:
 Cost of:

  Feed and related sales                                      2,388,028    [1]       (2,388,028)               -
  Fed cattle sold                                             2,183,082    [1]       (2,183,082)               -
  Feedlot services                                              528,160    [1]         (528,160)               -
  Selling, general, and administrative                          491,777    [1]         (490,777)             1,000
  Interest                                                       39,447    [1]          (39,447)               -
  Interest on note payable - related party                       82,415    [1]          (73,653)             8,762
-------------------------------------------------------------------------------------------------------------------
    Total Costs and Expenses                                  5,712,909              (5,703,147)             9,762
-------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                              (195,786)                247,349             51,563

Income Tax Expense (Benefit)                                     25,411    [1]          (25,411)               -
-------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                             $ (221,197)          $    272,760          $  51,563
===================================================================================================================

INCOME (LOSS) PER COMMON SHARE                                $    (0.03)                                $    0.01
=========================================================================                                ==========

Weighted Average Number of Common
   Shares Outstanding                                          6,404,640                                 6,404,640
=========================================================================                                ==========

Explanatory Notes:
Pro forma condensed consolidated statement of operations assumes the sales transaction occurred September 1, 2001.
[1] Remove revenue and expenses related to assets sold and liabilities assumed on September 1, 2001.
[2] Record interest income on $1,635,339 note receivable from Purchaser.

                              ITEM 3. OTHER MATTERS

     The board of directors knows of no business to be presented for action at the special meeting except as described above. If other matters are properly presented for a vote, the proxies will be voted upon such matters (including matters incident to the conduct of the meeting) in accordance with the judgment of the persons acting under the proxies.

                          INDEPENDENT PUBLIC ACCOUNTANT


     The Company's independent public accountant for 16 years has been Anderson & Whitney of Greeley, Colorado. That firm withdrew in 2003 because of a question concerning their independence. Anderson & Whitney have been replaced by Schumacher and Associates, Inc. of Denver, Colorado who will audit the Company's financial statement as at and for the year ended August 31, 2003. A representative of Schumacher is expected to be present at the special meeting. He will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.


                 STOCKHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholders' proposals for the 2004 annual meeting of stockholders must be submitted in writing to the secretary at the address set forth on the first page of this proxy statement a reasonable time before the Company begins to print and mail its proxy materials. Based on the Company's usual schedule for preparing its proxy statement for annual meetings, shareholder proposals should be submitted before August 11, 2004, in order to be presented at the annual meeting or be considered for inclusion in the Company's 2004 proxy statement and proxy.

             PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.



_______,  2003                            Miller Diversified Corporation

                                    EXHIBITS


3.1 Articles of Incorporation and Bylaws and Amendments (except the Amendment described in 3.2 below) thereto (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement No. 33-26285)

3.2 Amendment to Articles of Incorporation dated January 22, 1990, providing for 1:250 reverse stock split and reduction in number of authorized shares (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement No. 33-40461)

10.1 Long-Term Lease of Feedlot Facilities dated August 1, 1992 that constitutes an amendment to the original lease dated February 1, 1991 (incorporated by reference to Exhibit 10.1 to Registrant's Form 10-K for the year ended August 31, 1992)

10.2 Equipment Sale and Purchase Agreement dated August 13, 1992 (incorporated by reference to Exhibit 10.2 to Registrant's Form 10-K for the year ended August 31, 1992)

10.3 Equipment Lease dated August 15, 1992 (incorporated by reference to Registrant's Form 10-K for the year ended August 31, 1992)


10.4 Asset Purchase Agreement dated September 19, 2003 appears at Appendix A to this Proxy Statement


10.5 (Loss Sharing) Agreement dated February 4, 2002 appears as Appendix C to this Proxy Statement.

                                                                      APPENDIX A





                            ASSET PURCHASE AGREEMENT




                                     Between
                             MILLER FEED LOTS, INC.
                                   (Purchaser)
                                       and
                         MILLER DIVERSIFIED CORPORATION
                                    (Seller)









                            Dated: September 19, 2003

                                TABLE OF CONTENTS

                                                                            Page

Article I DEFINITIONS..........................................................1

   1.1      Acquired Assets....................................................1
   1.2      Acquired Business..................................................1
   1.3      Acquired Business Disclosure Document..............................2
   1.4      Acquired Facilities................................................2
   1.5      Affiliate..........................................................2
   1.6      Agreement..........................................................2
   1.7      Asset Sale Transaction.............................................2
   1.8      Assumed Liabilities................................................2
   1.9      Audited Financial Statements.......................................2
   1.10     Closing............................................................2
   1.11     Closing Date.......................................................2
   1.12     Closing Time.......................................................2
   1.13     Consideration......................................................2
   1.14     Control............................................................2
   1.15     Entity.............................................................3
   1.16     Exchange Act.......................................................3
   1.17     GAAP...............................................................3
   1.18     Inventories........................................................3
   1.19     Liabilities........................................................3
   1.20     Payables...........................................................3
   1.23     Proprietary Rights.................................................3
   1.24     Proxy Statement....................................................3
   1.25     Purchaser..........................................................3
   1.26     Purchaser's Balance Sheet..........................................4
   1.27     Receivables........................................................4
   1.28     SEC................................................................4
   1.29     Securities Act.....................................................4
   1.30     Seller.............................................................4
   1.31     Seller's Balance Sheet.............................................4
   1.32     Subsidiary.........................................................4
   1.33     Unaudited Financial Statements of Seller...........................4

Article II THE ASSET SALE TRANSACTION..........................................4

   2.1      The Asset Sale Transaction.........................................4
   2.2      Consideration......................................................5
   2.3      Adjustments........................................................5
   2.4      Manner of Payment..................................................5
   2.5      Closing............................................................5

Article III REPRESENTATIONS AND WARRANTIES OF PURCHASER........................6

   3.1      Organization and Qualification.....................................6
   3.2      Authority Relative to This Agreement...............................6
   3.3      Absence of Breach; No Consents.....................................6
   3.4      Purchaser's Financial Statements...................................6

Article IV REPRESENTATIONS AND WARRANTIES OF SELLER............................7

   4.1      Organization and Qualification.....................................7
   4.2      Capitalization.....................................................7
   4.3      Authority Relative to This Agreement...............................7
   4.4      Absence of Breach; No Consents.....................................7
   4.5      Financial Statements...............................................8
   4.6      Acquired Business Disclosure Document..............................8
   4.7      Absence of Material Differences From Disclosure Document...........8
   4.8      Full Disclosure...................................................11
   4.9      Actions Since Balance Sheet Date..................................11

Article V COVENANTS OF THE PURCHASER..........................................11

   5.1      Affirmative Covenants.............................................11
   5.2      Cooperation.......................................................11
   5.3      Expenses..........................................................11
   5.4      Health Insurance..................................................11
   5.5      Assumed Liabilities...............................................11

Article VI COVENANTS OF THE SELLER............................................12

   6.1      Affirmative Covenants.............................................12
   6.2      Access and Information............................................12
   6.3      Conduct of Business Pending the Closing...........................12
   6.4      Cooperation.......................................................12
   6.5      Expenses..........................................................12
   6.6      Updating of Exhibits and Disclosure Documents.....................12
   6.7      Payment of Unassumed Liabilities..................................12

Article VII CONDITIONS TO CLOSING.............................................13

   7.1      Conditions to Obligation of Purchaser.............................13
   7.2      Conditions to Obligation of the Seller............................13

Article VIII SECURITIES AND SECURITY HOLDERS..................................14

   8.1      Meeting of Stockholders...........................................14
   8.2      Proxy Statement...................................................14

Article IX TERMINATION, AMENDMENT, WAIVER, RELIEF.............................14

   9.1      Termination.......................................................14
   9.2      Amendment.........................................................14
   9.3      Waiver............................................................15
   9.4      Relief............................................................15
   9.5      Failure to Close..................................................15

Article X GENERAL PROVISIONS..................................................15

   10.1     Arbitration.......................................................15
   10.2     Notices...........................................................16
   10.3     Interpretation....................................................16
   10.4     Survival of Representations, Warranties...........................17
   10.5     De Minimis Claims.................................................17
   10.6     Miscellaneous.....................................................17


         EXHIBIT A - Purchaser's Unaudited Financial Statement                19
         EXHIBIT B - Seller's Unaudited Financial Statements                  22
         SCHEDULE 2.1 - Acquired Assets                                       29
         SCHEDULE 2.4 - Promissory Note                                       31
         SCHEDULE 4.6 - Acquired Business Disclosure Document                 33

                                                                  Execution Copy

                            ASSET PURCHASE AGREEMENT
                                     Between
                             MILLER FEED LOTS, INC.
                                   (Purchaser)
                                       and
                         MILLER DIVERSIFIED CORPORATION
                                    (Seller)

     THIS ASSET PURCHASE AGREEMENT is made this 19th day of September, 2003, by and among Miller Feed Lots Inc. (the Purchaser), a Colorado corporation, and Miller Diversified Corporation (the Seller), a Nevada corporation, and provides for the Purchaser to acquire substantially all the assets of the Seller, subject to the liabilities assumed in this Agreement by the Purchaser and no other liabilities.

                                    RECITALS

     1. The Purchaser desires to acquire, on the terms and subject to the conditions reflected below, the business of the Seller insofar as the same is conducted through the use of the Acquired Assets; and

     2. The Seller believes that it is desirable and in the best interests of the Seller and its stockholders that it sell the Acquired Assets to the Purchaser;

                                    AGREEMENT

     NOW, THEREFORE, the parties to this Asset Purchase Agreement do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the terms identified below in this Article I shall have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings.

     1.1 Acquired Assets: The assets of the Seller being acquired by the Purchaser pursuant to the terms hereof, as identified on Schedule 2.1 hereto, and all other assets of the Seller, tangible or intangible (including contractual, warranty, and other rights), the use or value of which is inextricably linked to the assets so identified, or which relate to or arise out of transactions of the Seller involving the assets so identified.

     1.2 Acquired Business: The businesses conducted by the Seller in which the Seller utilized the Acquired Assets, as described on Schedule 2.1 hereto, commonly known, described, or identified as the Seller's cattle feeding business or feedlot facility.

     1.3 Acquired Business Disclosure Document: The document delivered by the Seller to the Purchaser containing certain disclosures regarding the Acquired Business as described in Section 4.6 hereof.

     1.4 Acquired Facilities: All storage facilities, feedlot facilities, processing facilities, fixtures, and improvements owned or leased by the Seller or otherwise used by the Seller in connection with the operation of its business or leased or subleased by the Seller, but only to the extent that the same consist of Acquired Assets.

     1.5 Affiliate: When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

     1.6 Agreement: This Asset Purchase Agreement, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Asset Sale Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

     1.7 Asset Sale Transaction: The Sale of the Acquired Assets, subject to the Assumed Liabilities, for the Consideration as contemplated by, and subject to the terms and conditions of, this Agreement.

     1.8 Assumed Liabilities: The Liabilities of the Seller incurred or accrued in the operation of the Acquired Business prior to the Closing Time and being assumed by the Purchaser pursuant to this Agreement, as specifically identified in Schedule 2.1 to this Agreement, and no other Liabilities of the Seller. Assumed Liabilities does not include any liabilities of the Seller incurred or accrued in activities other than the Acquired Business.

     1.9 Audited Financial Statements: The balance sheet, income statement, statement of stockholders' equity and statement of cash flows or, in each instance, equivalent statements of the Seller as at August 31, 2002 and for the year then ended, in each instance as reported on by Auditors.

     1.10 Closing: The completion of the Asset Sale Transaction, to take place as described in Article II.

     1.11 Closing Date: The date on which the Closing actually occurs, which shall not in any event be prior to satisfaction or waiver of the conditions to Closing set forth in Article VII hereof.

     1.12 Closing Time: The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

      1.13 Consideration: The net sum to be paid by the Purchaser to the Seller at the Closing for the Acquired Assets, subject to modification and adjustment as provided herein.

     1.14 Control: Generally, the power to direct the management or affairs of an Entity.

     1.15 Entity: A corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

     1.16 Exchange Act: The Securities Exchange Act of 1934, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or lieu therefor.

     1.17 GAAP: Generally Accepted Accounting Principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

     1.18 Inventories: The stock of feed, grain, veterinary supplies, and cattle procured for feeding purposes but not yet consigned to custom feeders, held by the Seller for use in the Acquired Business (including Miller Feeders, Inc., a Subsidiary of Seller), from time to time in the ordinary course of the business of the Seller. Inventories are valued as provided in Section 2.2.

     1.19 Liabilities: At any point in time (the Determination Time), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations
(i) arise under previously existing agreements for services, benefits, or other considerations, and (ii) accrue or become payable with respect to services, benefits, or other considerations received by the person or Entity after the Determination Time.

     1.20 Payables: Liabilities of a party arising from the borrowing of money or the incurring of obligations for merchandise or goods purchased.

     1.22 Procurement Cattle: Cattle procured by the Company for feeding purposes which are consigned to custom feeder.

     1.23 Proprietary Rights: Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the Seller, or used by the Seller in connection with the Acquired Business, whether or not the same are entitled to legal protection.

     1.24 Proxy Statement: The document prepared by the Seller for submission to its stockholders soliciting their proxies to permit the persons to whom proxies are thereby granted to vote upon the consummation of the Asset Sale Transaction.

     1.25 Purchaser: Miller Feed Lots, Inc., a Colorado corporation which, under the terms of this Agreement is acquiring the Acquired Assets of the Seller.

     1.26 Purchaser's Balance Sheet. The balance sheet included in the unaudited financial statements of the Purchaser referred to in Section 3.4.

     1.27 Receivables: Accounts Receivable, notes receivable, and other obligations appearing as assets on the books of the Seller, and customarily reflected as assets in balance sheets of entities prepared in accordance with GAAP, indicating moneys owed to the entity. No allowance for doubtful accounts receivable from custom feeders has been recorded based on the history of the Company and its ability to place an agister's lien on customers' cattle in the feedlot.

     1.28 SEC: The Securities And Exchange Commission.

     1.29 Securities Act: The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or lieu thereof

     1.30 Seller: Miller Diversified Corporation, a Nevada corporation, as the seller of the Acquired Assets.

     1.31 Seller's Balance Sheet. The balance sheet included in the unaudited financial statements of the Seller referred to in Section 4.5(2).

     1.32 Subsidiary: With respect to Seller, its sole subsidiary is Miller Feeders, Inc. With respect to any other Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest; is owned by such first Entity, directly or indirectly.

     1.33 Unaudited Financial Statements of Seller : The balance sheet, income statement, statement of stockholders' equity, and statement of cash flows or, in each instance, equivalent statements as commonly prepared, as at May 31, 2003, and for the nine months then ended for the Acquired Business with comparable statements for the similar period of the prior fiscal year. Seller's Unaudited Financial Statements are attached hereto as Exhibit B.

                                   ARTICLE II
                           THE ASSET SALE TRANSACTION

     2.1 The Asset Sale Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, the Seller shall sell, transfer, convey, and assign to the Purchaser, by instruments satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall acquire from the Seller, the Acquired Assets, identified on Schedule 2.1, subject to the Assumed Liabilities, identified on Schedule 2.1, and only those Liabilities and no others, in exchange for the Consideration. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge or in any manner becoming in any way responsible for any of the Liabilities of the Seller other than those expressly identified on Schedule 2.1 and accepted by the Purchaser in this Section 2.1.

     2.2 Consideration. The net sum to be paid by the Purchaser to the Seller for the Acquired Assets after the adjustments provided in Section 2.3.

         (a) All Procurement Cattle being transferred from Seller to Purchaser will be valued on the Closing Date at cost.

         (b) Equipment will be appraised at fair market value as of August 31, 2003, by an independent third party experienced in valuing equipment of the kind being transferred by Seller to Purchaser.

         (c) Inventory other than cattle being transferred by Seller to Purchaser will be valued as of the closing date, at the lower of cost or market. Cost is determined using the weighted average cost method for feed and grain inventories while the first in, first out and specific identification methods are used for all other inventories.

         (d) All receivables will be valued at their book value on the accounts of Seller on the Closing Date, without adjustment for doubtful accounts.

         (e) Payables will be valued at their book value on the accounts of Seller on the Closing Date.

         (f) No value will be given to the feed lot lease.

     2.3 Adjustments. The total Consideration computed as provided in Section
2.2 shall be adjusted down for the following items:

         (a) The sum of $594,630 shall be deducted from the Consideration representing Purchaser's contribution to losses for Seller's fed cattle sale from September 1, 2001 to May 31, 2003.

         (b) The sum of $250,000 shall be deducted from the Consideration, representing a fee to Purchaser for the termination of Seller's lease of feedlot facilities from Purchaser.

     2.4 Manner of Payment. Payment of the Consideration by the Purchaser shall be by promissory note bearing interest at the rate of 5% per annum on the unpaid principal, payable annually, with installments of principal of $100,000 each year, such promissory note to be substantially in the form of the promissory note attached hereto in Schedule 2.4. Payment of such promissory note shall be secured by a second deed of trust on feedlot facilities owned by Purchaser. The form of deed of trust shall be satisfactory to Purchaser and Seller.

     2.5 Closing. The Closing hereunder shall take place at the offices of Seller at 5754 West 11th Street, Greeley, Colorado 80634, or at such other place as the Purchaser and the Seller may agree upon, on the Closing Date.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Seller:

     3.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to enter into and to perform this Agreement.

     3.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Asset Sale Transaction contemplated hereby have been duly authorized and approved by the requisite level of corporate authority of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Asset Sale Transaction contemplated hereby, including delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding Agreement of the Purchaser, enforceable in accordance with its terms.

     3.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by Purchaser of its obligations hereunder (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to Purchaser (and to the extent within its control), will be satisfied in all material respects prior to the Closing) do not, (i) conflict with, and will not result in a breach of, any of the provisions of Purchaser's articles of incorporation or bylaws; (ii) contravene any law, rule or regulation of any State or of the United States, or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon the Purchaser in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Asset Sale Transaction; (iii) conflict with or result in a material breach of or default under any material loan or credit agreement or any other material agreement or instrument to which Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Asset Sale Transaction; or (iv) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Asset Sale Transaction.

     3.4 Purchaser's Financial Statements. Purchaser has heretofore delivered to the Seller its unaudited financial statements as at May 31, 2003. A copy of such financial statement is attached hereto as Exhibit A. Such financial statements were prepared from the books and records of Purchaser in accordance with GAAP, and fairly and accurately reflect the financial position and condition of Purchaser as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Purchaser's Balance Sheet, the Purchaser owned each of the assets included in preparation of such balance sheet, and the valuation of such assets in the Purchaser's balance sheet is not more than their fair saleable value (on an item-by-item basis) at that date, and the Purchaser had no liabilities other than those included in Purchaser's Balance Sheet, nor any liabilities in amounts in excess of the amounts included for them in Purchaser's Balance Sheet. From the date hereof until the promissory note referred to in Section 2.4 has been paid, the Purchaser will continue to prepare financial statements for the Purchaser on the same basis that it has done so in the past, will promptly deliver the same to the Seller, and agrees that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to the Purchaser as follows:

     4.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and the character of Seller's business and the nature of its activity are such that it is not required to qualify to do business as a foreign corporation in any other jurisdiction.

     4.2 Capitalization. Seller is authorized to issue 25,000,000 shares of Common Stock, $.0001 par value. A total of 6,404,640 shares of Common Stock have been issued and are outstanding. Seller is authorized to issue 1,000,000 shares of 8% noncumulative Preferred Stock, $ 2.00 par value. No shares of Preferred Stock have been issued.

     4.3 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding Agreement of the Seller enforceable in accordance with its terms, subject, however, to the approval of stockholders of Seller as provided for elsewhere in this Agreement. The Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the Asset Sale Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to stockholder approval and to governmental regulatory approvals as and to the extent specifically set forth elsewhere in this Agreement.

     4.4 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by the Seller of its obligations hereunder, do not (i) conflict with or result in a breach of any of the provisions of the articles of incorporation or bylaws of the Seller or of its Subsidiary; (ii) contravene any law, ordinance, rule, or regulation of any State or political subdivision thereof or of the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to the Seller (and to the extent within the control of the Seller), will be satisfied in all material respects prior to the Closing), or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, the Seller or all or any part of the Acquired Business or any material properties of the Acquired Business, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Asset Sale Transaction; (iii) conflict with or result in a material breach of or default under any material loan or credit agreement or any other material agreement or instrument to which the Seller or any of part of the Acquired Business is a party or by which any of the material properties of the Acquired Business may be affected or bound; (iv) other than consents disclosed on the Acquired Business Disclosure Document, require the authorization, consent, approval, or license of any third party; or (v) constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the Acquired Business.

     4.5 Financial Statements. The Seller has heretofore delivered to the Purchaser the following:

         (1) The Audited Financial Statements of the Seller;

         (2) The Unaudited Financial Statements of the Seller attached hereto as Exhibit B.

     All of the historical financial statements contained in such documents were prepared from the books and records of the Seller. The Audited Financial Statements were prepared in accordance with GAAP, and fairly and accurately reflect the financial position and condition of the Seller as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Seller's Balance Sheet the Seller owned each of the assets included in preparation of the Seller's Balance Sheet, and the valuation of such assets in the Seller's Balance Sheet is not more than their fair saleable value (on an item by item basis) at that date; and the Seller had no Liabilities for which the Acquired Business or any part of the Acquired Assets is responsible or liable, other than those included in the Seller's Balance Sheet, or incurred after the date thereof to the Closing Date in the ordinary course of business, nor any Liabilities in amounts in excess of the amounts included for them in the Seller's Balance Sheet. The Unaudited Financial Statements included in the documents described above in this Section were prepared in a manner consistent with the basis of presentation used in the Audited Financial Statements, and fairly present the financial position and condition of the Seller as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. From the date hereof through the Closing Date the Seller will continue to prepare financial statements for the Seller on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser, and agrees that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

     4.6 Acquired Business Disclosure Document. Seller has provided and attached hereto as Schedule 4.6 its Acquired Business Disclosure Document which lists all matters of disclosure which Seller makes to Purchaser hereunder which are not reflected in this Agreement. The Acquired Business Disclosure Document may be supplemented by Seller at any time after the date of this Agreement but any disclosure made thereon in addition to the disclosures included in the Acquired Business Disclosure Document attached hereto shall not affect any representation, warranty, covenant or other agreement of the Seller contained in this Agreement.

     4.7 Absence of Material Differences From Disclosure Document. Except as specifically disclosed in the Acquired Business Disclosure Document:

         (1) No Undisclosed Liabilities. Neither the Seller nor its Subsidiary has any Liabilities relating to or affecting the Acquired Business or the Acquired Assets which are not adequately reflected or reserved against on the face of the Seller's Balance Sheet, except Liabilities incurred since the date of the Seller's Balance Sheet in the ordinary course of business of the Acquired Business and consistent with past practice. Without limiting the foregoing, (i) there are no unpaid leasehold improvements at the feedlot facility leased by Seller from Purchaser, at which Seller's cattle were fed, for which the Acquired Business is or will be responsible, and (ii) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities.

         (2) No Material Adverse Change. Since the date of the Seller's Balance Sheet, other than as contemplated or caused by this Agreement, there has not been any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business.

         (3) Taxes. The Seller and its Subsidiary have properly filed or caused to be filed all federal, state and local, income and other tax returns, reports, and declarations that are required by applicable law to be filed by them and that relate to or in any way affect the Acquired Business or the Acquired Assets, and have paid, or made full and adequate provision for the payment of, all federal, state, and local income and other taxes properly due for the periods covered by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Seller's Balance Sheet.

         (4) Litigation. No material investigation or review by any governmental entity with respect to the Acquired Business or any of the Acquired Assets or the use thereof is pending or, to the best of the knowledge of the Seller, threatened (other than inspections and reviews customarily made of businesses such as the Acquired Business).

         (5) Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Seller or the Subsidiary of the Seller for the benefit of directors, officers or employees of, or whose principal responsibilities relate to, the Acquired Business, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Seller or its Subsidiary, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof) of, or whose principal responsibilities relate to, the Acquired Business, on the other hand. Seller has delivered to Purchaser a list of employees of the Acquired Business, together with the rate of pay for each employee as of the date of this Agreement.

         (6) Compliance With Laws. The Acquired Business and each of the Acquired Assets is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business, and the Acquired Business has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted. All such permits, licenses, zoning rights, and other governmental authorizations will, as a part and consequence of the Asset Sale Transaction, be transferred to the Purchaser at the Closing.

         (7) Ownership of Assets. Neither the Seller nor its Subsidiary have any real property and no real property is included in the Acquired Assets. Each of the Seller and its Subsidiary has good, marketable title to all personal property owned or leased by it, and comprising a part of the Acquired Assets or the Acquired Business, or used by it in the conduct of the Acquired Business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by it; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof.

         (8) Proprietary Rights. The Seller and its Subsidiary between them possess full ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights used in the Acquired Business or utilized in conjunction with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Asset Sale Transaction; the Seller has not received any notice of conflict which asserts the rights of others with respect thereto; and each of the Seller and its Subsidiary has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any such Proprietary Right.

         (9) Employee Benefit Plans. Neither Seller nor its Subsidiary maintain any Pension Plan or any Welfare Plan for the benefit of employees of Seller. Seller provides health insurance for employees with Pacific Life. Employees contribute 50% of the premium and Seller contributes 50% of the premium.

         (10) Facilities. None of the Acquired Facilities, nor any of the vehicles or other equipment used by the Acquired Business in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being put. The Seller is not in breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Seller has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

         (11) Accounts Receivable. All accounts receivable of the Seller, whether or not reflected in the Seller's Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible.

         (12) Inventories. All Inventories of the Seller, whether or not reflected in the Seller's Balance Sheet, are of a quality and quantity usable and salable in the ordinary course of business..

         (13) Contracts. The Acquired Assets and the Acquired Business are not parties to or affected by any contracts, agreements or understandings, whether express or implied, written or verbal, except contracts for the purchase of grain and cattle, which are identified in the Lease Agreement for Equipment identified on Schedule 2.1 and other contracts or agreements with respect to the operation of the Acquired Business or Acquired Assets of which Seller has knowledge.

         (14) Accounts Payable. The accounts payable reflected on the Seller's Balance Sheet do, and those reflected on the books of the Seller at the time of the Closing will, reflect all amounts owed by the Seller in respect of trade accounts due and other Payables of the Acquired Business or relating to the Acquired Assets, and the actual Liability of the Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the balance sheets or the books of the Seller, as the case may be.

         (15) Insurance. The Seller and its Subsidiary have insurance policies in full force and effect insuring the Acquired Assets and the Acquired Business, and such insurance policies provide for coverages which are usual and customary in the business of the Acquired Business and its Subsidiary as to amount and scope, and are adequate to protect the Acquired Business against any reasonably foreseeable risk of loss.

     4.8 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Seller to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

     4.9 Actions Since Balance Sheet Date. Since the date of the Seller's Balance Sheet, the Seller has taken no actions that would be prohibited under the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

                                   ARTICLE V
                           COVENANTS OF THE PURCHASER

     5.1 Affirmative Covenants. From the date hereof through the Closing Date, the Purchaser will take every action reasonably required of it in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Asset Sale Transaction substantially as contemplated by this Agreement.

     5.2 Cooperation. The Purchaser shall cooperate with the Seller and its counsel, accountants and agents in every way in carrying out the Asset Sale Transaction contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by Counsel to the Seller.

     5.3 Expenses. Whether or not the Asset Sale Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the Asset Sale Transaction contemplated hereby shall be paid by the Purchaser except as otherwise provided (directly or indirectly) herein.

     5.4 Health Insurance. Purchaser will continue health insurance benefits for employees as provided by Seller.

     5.5 Assumed Liabilities. Purchaser will satisfy in accordance with their terms all Assumed Liabilities listed on Schedule 2.1 Purchaser will complete cattle feeding contracts of feeder cattle owned by custom feeders. With respect to feeder cattle acquired by Purchaser, it will continue the feeding program commenced by Seller, including ration and other care obligations of a feedlot operator.

                                   ARTICLE VI
                             COVENANTS OF THE SELLER

     6.1 Affirmative Covenants. From the date hereof through the Closing Date, the Seller will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Asset Sale Transaction substantially as contemplated hereby.

     6.2 Access and Information. The Seller shall afford to the Purchaser and to the Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its and its Subsidiary's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Acquired Assets or the Acquired Business.

     6.3 Conduct of Business Pending the Closing.(1) Prior to the Closing of the Asset Sale Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Seller will conduct the Acquired Business and other businesses of Seller that relate to, or use or effect the Acquired Assets only in the ordinary and usual course, and will use all reasonable efforts to keep in tact the business organization and good will of the Acquired Business. Before undertaking any activity affecting the value of the Acquired Business or the Acquired Assets, Seller will consult with Purchaser.

     6.4 Cooperation. The Seller will cooperate with the Purchaser and its counsel, accountants, and agents in every way in carrying out the Asset Sale Transaction contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser or its counsel.

     6.5 Expenses. Whether or not the Asset Sale Transaction is consummated, all costs and expenses incurred by the Seller in connection with this Agreement and the Asset Sale Transaction shall be paid by the Seller except as otherwise provided (directly or indirectly) herein.

     6.6 Updating of Exhibits and Disclosure Documents. The Seller shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to the Schedules or Exhibits delivered by it under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to Schedules and Exhibits. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees thereto nor shall any such notification be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

     6.7 Payment of Unassumed Liabilities. The Seller agrees promptly to pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of the Seller that is not specifically assumed by the Purchaser pursuant to this Agreement, as described in Section 2.1 above.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING


     7.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect the Asset Sale Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Purchaser shall waive such fulfillment:

         (1) This Agreement and the Asset Sale Transaction contemplated hereby shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including customers, lenders, holders of debt securities and lessors) required to consummate the Asset Sale Transaction.

         (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Asset Sale Transaction.

         (3) The Seller shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Asset Sale Transaction.

         (4) No material adverse change shall, in the reasonable judgment of the Purchaser, have taken place in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets since the date of the Seller's Balance Sheet other than those, if any, that result from the changes permitted by, and transactions contemplated by, this Agreement.

         (5) The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets, as of the Closing Time as if made as of such time.

     7.2 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Asset Sale Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment:

         (1) This Agreement and the Asset Sale Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, lessors, and the stockholders of the Seller) required by law to consummate the Asset Sale Transaction.

         (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Asset Sale Transaction.

         (3) The Purchaser shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing.

         (4) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser and its Subsidiaries, taken as a whole, as of the Closing Date as if made as of such time.

                                  ARTICLE VIII
                         SECURITIES AND SECURITY HOLDERS


     8.1 Meeting of Stockholders. As soon as practicable after the execution of this Agreement, Seller will, in conjunction with the Purchaser, commence activities toward convening a meeting of stockholders of the Seller to vote upon the approval by such stockholders of the Asset Sale Transaction. Such activities shall include, without limitation, preparation of the Proxy Statement; filing of the Proxy Statement with the SEC as required by law; responding to any comments thereon by the SEC in a prompt manner; establishing a record date for stockholders entitled to vote on the Asset Sale Transaction; complying with applicable legal requirements under state law and the Exchange Act regarding the giving of notice as to such record date; mailing a notice of the meeting, Proxy Statement and form of proxy to stockholders; and in all other respects taking all action required by law to authorize the consummation of the Asset Sale Transaction insofar as authorization thereof by stockholders is required.

     8.2 Proxy Statement. The Seller represents and agrees that the Proxy Statement, including, without limitation, the contents thereof, and the timing and manner of use thereof, will comply with all requirements of the Exchange Act and of any state law applicable thereto, and, without limiting the foregoing, will not, at the time the same is mailed to stockholders, contain any untrue statement of a material fact regarding the Seller or omit to state any material fact necessary to make the statements regarding the Seller therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IX
                     TERMINATION, AMENDMENT, WAIVER, RELIEF

     9.1 Termination. This Agreement and the Asset Sale Transaction may be terminated at any time prior to the Closing, whether before or after any approval by stockholders:

         (1) By mutual consent of the Purchaser and the Seller; or

         (2) By either Purchaser or the Seller, upon written notice to the other, if the conditions to such party's obligations to consummate the Asset Sale Transaction, in the case of Purchaser, as provided in Section 7.1, or, in the case of the Seller, as provided in Section 7.2, were not, or cannot reasonably be, satisfied on or before 30 days after the date of this Agreement, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate.

     9.2 Amendment. This Agreement may be amended by the Seller and the Purchaser by action taken at any time, but after the Asset Sale Transaction has been approved by the stockholders of the Seller no amendment shall be made which reduces the Consideration or the rate of payment, or which in any way materially and adversely affects the rights of the Seller or its stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller and the Purchaser.

     9.3 Waiver. At any time prior to the Closing Date, the Purchaser or the Seller, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.4 Relief. In the event of liability on the part of the Seller to the Purchaser in accordance with the provisions of this Agreement prior to the Closing, the parties recognize and acknowledge that monetary measures of damages will not reasonably be calculable because of the volatility of prices for feeder cattle, and that specific performance and injunctive relief should therefore be available to the Purchaser.

     9.5 Failure to Close. If, for any reason, this Agreement, and the Asset Sale Transaction contemplated hereby, shall be terminated without the Closing having occurred, each party shall be restored to its position before this Agreement and each party shall pay its own expenses relating to this Agreement.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 Arbitration.

          (a) If a dispute arises out of or relates to this Agreement, or the breach thereof, the parties agree first to try in good faith to resolve the dispute by mediation administered by the American Arbitration Association under its Commercial Financial Disputes Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Financial Disputes Arbitration Rules, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof pursuant to applicable law.

          (b) Nothing in the preceding paragraph, or otherwise, nor the exercise of any right to negotiation, mediation or arbitration, nor the commencement or pendency of any proceeding, shall limit the right of any party to this
Agreement:

            1. to seek judicial equitable relief, or other equitable relief available to it under applicable statutory and/or case law including, but not limited to, injunctive relief and the appointment of a receiver, or

            2. to exercise any self-help rights or other rights or remedies available to it by contract or applicable statutory or case law (including but not limited to the filing of an involuntary petition in bankruptcy, the right of set off, attachment, recoupment, foreclosure, or repossession) with respect to its extension of credit, the protection and preservation of collateral, the liquidation and realization of collateral, the protection, continuation and preservation of lien rights and priorities, the collection of indebtedness, and the processing and payment or return of checks, whether such occurs before, during or after the pendency of any negotiation, mediation, or arbitration proceeding.

            The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary rights or remedies or exercise of self-help remedies, as all provided herein, and the pursuit of any such rights or remedies, shall not constitute a waiver of the right or obligation of any Party, including the plaintiff seeking judicial relief or remedies, to submit a dispute to negotiation, mediation and arbitration, including disputes that may arise from the exercise of such rights.

          (c) The arbitrator(s) shall not have the power to order specific performance of any obligation or duty of any party to this Agreement or to issue injunctions in connection therewith or otherwise.

          (d) Arbitrators appointed by AAA hereunder shall be appointed from the National Roster for Commercial Financial Disputes as provided in the Rules. Mediators shall be appointed from the National Panel of Mediators, when practicable, but otherwise by AAA.

     10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice given at least five (5) days prior thereto):


     If to the Purchaser:

     Miller Feedlots Inc.
     P.O. Box 237
     La Salle, Colorado 80645

     Attention:  James E. Miller

     If to the Seller:

     Miller Diversified Corporation
     5754 West 11th Street
     Greeley, Colorado 80645

     Attention: Norman M. Dean

     10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 Survival of Representations, Warranties. The representations, warranties, covenants, and agreements of the parties contained herein shall survive the Closing and any investigation of the other party made prior thereto. Representations and warranties shall so survive for a period of two (2) years from the Closing. Covenants and agreements shall survive for the longer of two
(2) years from the Closing or one (1) year after they were to have been performed and were capable of performance. Any action for breach shall be brought, if at all, prior to the end of the two-year period specified.

     10.5 De Minimis Claims. No party shall bring any action against any other party hereto with respect to the subject matter hereof unless the aggregate amount of all claims so brought in relation to the subject matter of this Agreement exceeds $10,000, provided, however, that the foregoing shall not prevent or preclude actions seeking injunctive or other equitable forms of relief.

     10.6 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (ii) is not intended to confer upon any other person (other than stockholders of the Seller) any rights or remedies hereunder; (iii) shall not be assigned by operation of law or otherwise except for assignment of all or any part of the rights of the Purchaser hereunder, which may be freely assigned by the Purchaser so long as the obligations of the Purchaser under this Agreement remain obligations of, or their performance is guaranteed by, the Purchaser; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Colorado, without regard to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.

                                            The Purchaser:

                                            MILLER FEED LOTS, INC.



                                            By:  /s/  James E. Miller
                                               --------------------------------
                                                      James E. Miller
                                                      President

                                            The Seller:

                                            MILLER DIVERSIFIED CORPORATION



                                            By:  /s/  Norman M. Dean
                                               --------------------------------
                                                      Norman M. Dean
                                                      Chairman

                                                                       EXHIBIT A

                    Purchaser's Unaudited Financial Statement

                                                                          PAGE 1

                              MILLER FEEDLOTS, INC.
                                  ALL DIVISIONS

                                  BALANCE SHEET
                                AS OF 05/31/2003

                                     ASSETS

     Current Assets
Cash                                                                 11,419.16
Trade Accounts Receivable                                           310,794.55
Officers/Directors Receivables                                      748,004.64
MDC Intercompany Due To/From                                       (724,188.80)
MFL Intercompany Due To/From                                       (134,741.42)
Prepaid Expenses and Other                                           62,222.50
                                                                --------------
     Total Current Assets                                       $   273,510.63

     Property & Equipment
Land                                                            $    56,924.00
Buildings & Improvements                                            801,931.83
Equipment                                                         1,145,949.78
                                                                ---------------
     Subtotal Property & Equipment                              $ 2,013,805.61

     Less Accumulated Depreciation                              $(1,773,885.40)
                                                                --------------
     Total Property & Equipment                                 $   239,920.21

     Other Assets
Other Investments                                                   298,127.40
Investments in Subsidiaries                                          88,794.61
Notes Receivable-Related Party                                      263,000.00
Deferred Income Tax Benefit                                          51,000.00
Goodwill                                                             10,555.62
     Total Other Assets                                         $   711,477.63
                                                                --------------
     Total Assets                                               $ 1,224,908.47
                                                                ==============

                              MILLER FEEDLOTS, INC.
                                  ALL DIVISIONS

                                  BALANCE SHEET
                                AS OF 05/31/2003

                                   LIABILITIES

     Current Liabilities
Trade Accounts Payable                                                97,907.32
Accrued Expenses                                                      24,358.60
C/P-Notes Payable                                                    194,807.94
C/P-Notes Pay Related Pty                                             27,096.05
                                                                  -------------
     Total Current Liabilities                                    $  344,169.91
Long Term Notes Payable                                              673,682.16
Long Term Notes Pay-Related                                          412,655.76
                                                                  -------------
     Total Long Term Liabilities                                  $ 1,086,337.92
                                                                  -------------
     Total Liabilities                                            $ 1,430,507.83

     Stockholders' Equity
Common Stock                                                      $  101,600.00
Paid-In Capital                                                       11,860.29
Retained Earnings                                                   (319,059.65)
                                                                  -------------
     Total Stockholders' Equity                                   $ (205,599.36)
                                                                  -------------
     Total Liabilities & Equity                                   $1,224,908.47
                                                                  =============

                              MILLER FEEDLOTS, INC.
                                  ALL DIVISIONS

                             PROFIT & LOSS STATEMENT
                     FOR THE PERIOD 05/01/2003 TO 05/31/2003



                                                CURRENT-PERIOD     YEAR-TO-DATE
                                                    AMOUNT            AMOUNT
                                                 -----------        -----------
     Revenues
Freight Services Income                           432,590.05          83,843.58
Rent & Lease Income                                22,064.00          44,128.00
Net Earnings of Subsidiaries                       (6,118.72)         (6,895.35)
Interest Income-Related Pty                         1,340.22           3,501.86
Other Income                                          277.39             284.59
                                                 -----------        -----------
     Total Revenues                              $ 61,152.94        $124,862.68

     Costs and Expenses
Fed Cattle COS                                     (5,146.00)         (5,146.00)
Feedlot Services Expense                              300.00           1,050.00
Freight Services Expenses                          31,860.23          68,433.01
COS Lease & Rent Income                             3,511.87           5,549.09
Selling, General & Admin                            9,461.65          20,602.25
Equity Gain/Loss Investee                            --                 --
Interest Expense                                    5,211.94          10,158.09
Interest-Related Party                              2,159.09           4,319.28
                                                 -----------        -----------
     Total Costs and Expenses                    $ 47,358.78        $104,965.72
                                                 -----------        -----------
     Earnings Before Taxes                       $ 13,794.16        $ 19,896.96
Total Income Tax Expenses                        $    497.00        $    994.00
                                                 -----------        -----------
Net Income (or Loss)                             $ 13,297.16        $ 18,902.96
                                                 ===========        ===========

                                    EXHIBIT B
                     Seller's Unaudited Financial Statements

MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS


                                                          May 31,     August 31,
                                                           2003          2002
                                                        ----------    ----------
ASSETS
Current Assets:
Cash                                                       196,533       214,345
Receivables:
     Trade Accounts                                        446,116       636,125
     Trade Accounts - Related Parties                      101,552       165,761
     Accounts Receivable - Related Parties                 907,920       900,609
     Notes - Cattle Financing                            1,021,067       611,869
     Notes - Cattle Financing - Related Parties               --            --
Inventories                                              2,993,041     1,616,291

Deferred Income Taxes                                         --          25,411
Prepaid Expenses and Other                                  80,308        29,524
                                                        ----------    ----------
     Total Current Assets                                5,746,536     4,199,935

Property and Equipment:
     Feedlot Facility under Capital Lease -
       Related Party                                     1,497,840     1,497,840
     Equipment                                             198,494       198,494
     Leasehold Improvements                                187,767       187,767
                                                        ----------    ----------
                                                         1,884,101     1,884,101
Less:  Accumulated Depreciation and Amortization         1,022,642       951,819
                                                        ----------    ----------
     Total Property and Equipment                          861,459       932,282

Other Assets:
     Other Investments                                        --            --
     Notes Receivable - Related Parties                    300,000       300,000
     Deferred Income Taxes                                 350,756       350,756
     Deposits and Other                                     11,495        11,495
                                                        ----------    ----------
     Total Other Assets                                    662,251       662,251

TOTAL ASSETS                                            $7,270,245    $5,794,468

Continued on Next Page

MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Continued)


                                                       May 31,       August 31,
                                                        2003           2002
                                                     -----------    -----------
LIABILITIES
Current Liabilities:
     Cash Overdraft                                                 $   193,323
     Notes Payable                                     4,455,544      2,572,120
     Trade Accounts Payable                              460,070        442,806
     Accounts Payable  - Related Party                      --             --
     Accrued Expenses                                     93,397         75,281
     Customer Advance Feed Contracts                        --             --
Current Portion of:
      Capital Lease Obligations - Related Party           31,227         31,227
Long-Term Debt                                             3,225
Long-Term Debt - Related Party                            65,087         65,087
                                                     -----------    -----------
     Total Current Liabilities                         5,105,325      3,383,069

Capital Lease Obligation - Related Party                 848,537        871,634
Long-Term Debt                                              --
Long-Term Debt - Related Party                            24,441         73,045
                                                     -----------    -----------
      Total Liabilities                                5,978,303      4,327,748

Commitments

STOCKHOLDERS' EQUITY
Preferred Stock                                             --             --
Common Stock, par value $.0001 per share
25,000,000 Shares Authorized;
6,404,640 Shares Issued and Outstanding                      640            640
Additional Paid-In Capital                             1,351,689      1,351,689
Retained Earnings                                        (35,787)       185,411
Accumulated Other Comprehensive Income (Loss)            (24,600)       (71,020)
                                                     -----------    -----------
Total Stockholders' Equity                             1,291,942      1,466,720

Total Liabilities and Stockholders' Equity           $ 7,270,245    $ 5,794,468



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS



Nine Months Ended May 31                                    2003           2002
                                                         -----------    -----------
Revenue:
   Feed and Related Sales                                $ 2,890,480    $ 2,852,844
   Fed Cattle Sales                                        2,102,826      5,089,422
   Feedlot Services                                          454,526        673,595
   Interest Income                                            14,996         32,222
   Interest Income - Related Parties                          13,500         13,500
   Other Income                                               40,794         48,682
                                                         -----------    -----------
     Total Revenue                                         5,517,123      8,710,265

Costs and Expenses
Cost of:
   Feed and Related Sales                                  2,388,028      2,290,041
   Fed Cattle Sold                                         2,263,339      5,925,876
   Participation Company Cattle Sold - Related Parties       (80,257)      (418,227)
   Feedlot Services                                          528,160        674,768
Selling, General and Administrative                          491,777        534,738
Equity in (earnings) Loss of Revenue                            --             --
Interest                                                      39,447         34,494
Interest on Note Payable - Related Party                      82,415         91,102
                                                         -----------    -----------
   Total Costs and Expenses                                5,712,909      9,132,792


Income (Loss) Before Income Taxes                           (195,786)      (422,527)

Income Tax Expense (Benefit)                                  25,411        (98,327)
                                                         -----------    -----------
NET INCOME (LOSS)                                        $  (221,197)  $   (324,200)
                                                         -----------    -----------
INCOME (LOSS) PER COMMON SHARE                                 (0.03)         (0.05)

Weighted Average Number of Common
     Shares Outstanding                                    6,404,640      6,404,640


See Accompanying Notes to Consolidated Financial Statements

                                         24



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS


 Three Months Ended May 31                                   2003           2002
                                                         -----------    -----------
Revenue:
   Feed and Related Sales                                $   866,221    $ 1,166,384
   Fed Cattle Sales                                          564,371      1,793,943
   Feedlot Services                                          151,239        226,408
   Interest Income                                            12,803         11,733
   Interest Income - Related Parties                           4,500          4,500
   Other Income                                                6,874         10,039
                                                         -----------    -----------
     Total Revenue                                         1,606,009      3,213,007

Costs and Expenses
Cost of:
   Feed and Related Sales                                    694,912        964,251
   Fed Cattle Sold                                           554,079      2,087,451
   Participation Company Cattle Sold - Related Parties         5,146       (146,754)
   Feedlot Services                                          159,278        193,200
Selling, General and Administrative                          155,398        148,365
Equity in Loss of Investee                                      --             --
Interest                                                      19,353         12,413
Interest on Note Payable - Related Party                      26,855        (30,696)
                                                         -----------    -----------
   Total Costs and Expenses                                1,615,021      3,289,622

Income (Loss) Before Income Taxes                             (9,012)       (76,615)
Income Tax Expense (Benefit)                                      (0)       (19,154)
NET INCOME (LOSS)                                        $    (9,012)   $   (57,461)
                                                         -----------    -----------
INCOME (LOSS) PER COMMON SHARE                                 (0.00)         (0.01)

Weighted Average Number of Common
     Shares Outstanding                                    6,404,640      6,404,640


 See Accompanying Notes to Consolidated Financial Statements

                                         25



MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS


 Nine Months Ended May 31                                   2003           2002
                                                        -----------    -----------

 Cash Flows from Operating Activities:
    Cash Received from Customers                        $ 5,735,534    $ 8,423,712
    Cash Paid to Suppliers and Employees                 (6,883,589)    (7,301,365)
    Interest Received                                        28,496         45,722
    Interest Paid                                          (104,231)      (132,097)
    Income Taxes Paid                                          --             --

 Net Cash Provided (Utilized) by Operating Activities    (1,223,790)     1,035,972

 Cash Flows from Investing Activities:
    Acquisition of Property and Equipment                      --           (5,900)
    Loans to Related Party                                     --             --
    Collections from Cattle Financing                          --             --
    Loans for Cattle Financing                             (409,198)      (622,992)
    Proceeds from Sale of Other Investments                    --             --
    Distributions Received from Other Investments              --             --
 Net Cash Provided (Used) by Investing Activities          (409,198)      (628,892)

Cash Flows from Financing Activities:
 Proceeds from:
    Notes Payable                                         8,226,485      8,559,883
    Long-Term Debt - Related Party                             --             --
    Long-Term Debt                                            --             --

 Principal Payments on:
    Notes Payable                                        (6,343,061)    (9,171,692)
    Capital Lease Obligations - Related Party               (23,097)       (20,703)
    Long-Term Debt - Related Party                          (48,604)       (48,686)
    Long-Term Debt                                           (3,225)        (5,440)
    Change in Cash Overdraft                               (193,323)         6,643
                                                        -----------    -----------

 Net Cash Provided (Used) by Financing Activities         1,615,175       (679,995)

 Net Increase (Decrease) in Cash                            (17,813)      (272,915)

 Cash, Beginning of Period                                  214,345        272,915
                                                        -----------    -----------
 Cash, End of Period                                    $   196,532    $         0

                                        26

 Continued on Next Page


MILLER DIVERSIFIED CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS   (Continued)


 Nine Months Ended May 31                               2003           2002
                                                     -----------    -----------

Reconciliation of Net Income (Loss) to Net Cash
   Provided (Used) by Operating Activities:          $  (221,197)   $  (324,200)
Net Income (Loss)
Adjustments:                                              70,823         70,823
   Depreciation and Amortization                            --             --
   Gain on Sale of Other Investments                        --             --
   Deferred Income Taxes                                  25,411        (98,327)
   Unrealized Hedging Losses                              46,420         38,949
Changes in Assets and Liabilities:
(Increase) Decrease in:
   Trade Accounts Receivable                             190,009        210,750
   Trade Accounts Receivable - Related Party              64,209       (198,011)
   Accounts Receivable - Related Party                    (7,311)      (253,570)
   Inventories                                        (1,376,751)     1,754,334
   Prepaid Expenses                                      (50,784)       (13,433)
   Deposits and Other                                       --             --
Increase (Decrease) in:
   Trade Accounts Payable and Accrued Expenses            35,380       (151,343)
   Trade Accounts Payable - Related Parties                 --             --
   Customer Advance Feed Contracts                          --             --
Net Cash Provided (Used) by Operating Activities     $(1,223,790)   $ 1,035,972


 See Accompanying Notes to Consolidated Financial Statements

MILLER DIVERSIFIED CORPORATION AND SUBSIDIARYNOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS_____________________The consolidated balance sheets as of May 31, 2003 and August 31, 2002, the consolidated statements of earnings for the three months and nine months ended May 31, 2003 and 2002 and the consolidated statements of cash flows for the nine months ended May 31, 2003 and 2002 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted as allowed by the rules and regulations of the Securities and Exchange Commission. In preparation of the above-described financial statements, all adjustments of a normal and recurring nature have been made. The Company believes that the accompanying financial statements contain all adjustments necessary to present fairly the results of operations and cash flows for the periods presented. Further, management believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the annual financial statements and the notes thereto. The operations for the nine-month period ended May 31, 2003 are not necessarily indicative of the results to be expected for the year.

                                                                    SCHEDULE 2.1
                                 Acquired Assets

1.     Procurement Cattle at August 31, 2003 -  1,099

                                                        May 31, 2003     Closing

2.     Cash                                                196,533

3.     Receivable

       Trade Accounts                                      547,666
       Accounts Receivable - Related Parties               907,920
       Notes Cattle Financing                            1,021,067

4.     Inventories (not including Cattle)

5.     Prepaid Expenses and Other:                          80,308

6.     Equipment (Net of Depreciation) 198,494

7.     Leasehold Improvements (Net of Depreciation)        187,767

8.     Notes Receivable - Related Parties                  300,000

9.     Deposits and Others                                  11,495

10. All shares of common stock and other equity rights of Miller Feeders, Inc.

11.    Cattle Feeding Contracts with Customers at
       August 31, 2003                                       4,627

                               Assumed Liabilities

                                                        May 31, 2003     Closing

1.     Current Liabilities

     Notes Payable                                       4,455,544

     Trade Accounts Payable                                460,070

     Accrued Expenses                                       93,397

                                                                    SCHEDULE 2.4
                                 PROMISSORY NOTE

U.S. $____________                                             Greeley, Colorado
                                                              October ____, 2003

     FOR VALUE RECEIVED, Miller Feed Lots, Inc., a Colorado corporation ("Company") promises to pay to Miller Diversified Corporation, a Nevada corporation ("Holder"), its successors and assigns, at its offices in Greeley, Colorado, in lawful money of the United States of America, the unpaid principal sum of ______________________ (the "Principal Amount"), or such lesser amount as shall equal the outstanding Principal Amount hereof, together with interest from the date of this Promissory Note on the unpaid Principal Amount balance at the rate of 5% per year, computed on the basis of the actual number of days elapsed and a year of 365 days, payable in installments of $100,000 principal, plus interest on all remaining unpaid Principal Amount on each annual anniversary date of this Promissory Note. Payment of this Promissory Note is secured by a deed of trust of even date covering the Company's feedlot facilities in La Salle, Colorado.

     At the option of the Holder, the entire Principal Amount and interest on this Promissory Note shall become immediately due and payable upon the occurrence of any one of the following events or conditions: (i) default in the payment of any installment of principal or interest due under this Promissory Note within five days after such payment was due; (ii) any event which gives any person the right to accelerate the maturity of any indebtedness of the Company to any person under any security or loan agreement, indenture, promissory note, or other undertaking; (iii) the dissolution, insolvency, however expressed or indicated, termination of existence of, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy, reorganization, insolvency or other law relating to the relief of debtors by or against the Company; (iv) if the Holder in good faith believes that the prospect of payment of this Note is impaired; or
(v) any breach of the terms of the Asset Purchase Agreement between the Company and Holder dated September 19, 2003. If all or any portion of the Principal Amount or interest is not paid when due or declared due by Holder, the overdue amount shall bear interest at the rate of 10% per year. In addition to the foregoing remedies, upon the occurrence or existing of any event of default, Holder may exercise any other right, power or remedy granted to it by the deed of trust securing payment of this Promissory Note.

     The Company hereby waives presentment for payment, protect, notice of nonpayment under protest, and agrees to one or more extensions of time of payment of any length and partial payments before, or after maturity. In the event this Note is placed for collection in the hands of an attorney, not a salaried employee of the Holder, the Company agrees to pay, in addition to all sums hereunder, a reasonable attorney's fee, not exceeding 10% of the unpaid principal amount.

     Upon two (2) days prior written notice to Holder, Company may prepay this Promissory Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Promissory Note, second to interest accrued on this Promissory Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of Principal Amount.

     Neither this Promissory Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder. The rights and obligations of Holder of this Promissory Note shall be binding upon and benefit the successors, assigns and transferees of Holder.

         IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued as of the date first written above.

                                            MILLER FEED LOTS, INC.



                                            By: ________________________________
                                                  James E. Miller
                                                  President

                                                                    SCHEDULE 4.6

                      Acquired Business Disclosure Document

     Pursuant to Section 4.6 of the above Asset Purchase Agreement, Miller Diversified Corporation, as Seller, makes disclosure to Miller Feed Lots, Inc., as Purchaser, of the following matters:

     1. Cattle Feeding Contracts. Seller conducts cattle feeding operations as a part of the Acquired Business for cattle feeders identified below, together with the number of cattle on feed on May 31, 2003. Some of the cattle in the feedlot for custom feeding at May 31, 2003 will be sold before the closing. Cattle feeders may add more cattle between May 31, 2003 and the closing date. No written contracts exist with these custom cattle feeders. At the Closing, Seller will assign to Purchaser the Seller's rights and obligations with respect to unwritten cattle feeder contracts.


         Custom Feeders                                   Number of Head
         --------------                                   --------------

         Miller Feeders                                         1,099
         Norman Dean                                              599
         Bonnie Dean                                              827
         JVCO                                                     145
         Ferris Mountain Ranch                                     90
         Group 1                                                  686
         JEM                                                    1,009
         Chance                                                   172
                                                               ------

         TOTAL HEAD                                             4,627


     2. The feedlot facilities under lease by Seller from Purchaser are in good condition, subject to ordinary wear and tear, except for the following matters requiring repair or maintenance action: None.

     3. Feeder cattle being transferred to Seller by Purchaser are in good health, except for approximately 200 head of cattle, which are held in a hospital pen pending recovery from various causes of illness common to cattle, which are not expected to be fatal.

     4. Seller has outstanding contracts to purchase grain and cattle, as of May 31, 2003, which Purchaser will assume on the closing date. Purchaser will assume on the closing date additional contracts acquired after May 31, 2003. The name of the contracting entity and the commodity to be purchased as of May 31, 2003 are described below. Some of these purchases will have been completed by the closing date and new contracts may have been added between May 31, 2003 and the closing date. Any new contracts added will be purchased as of the closing.

                             Dried Distillers Grain
                             ----------------------

Name                              Commodity


 Colorado Commodities             2,375 ton @ $116/ton, delivery Mar thru Aug.

Corn
----

                Name              Commodity
 Roggen                           30,000 Bu @$2.84/Bu, Apr thru May delivery
 Roggen                           40,000 Bu @ $2.90/Bu, June thru July delivery
 Scoular                          15,000 Bu @ $2.80/Bu, March delivery
 Scoular                          15,000 Bu @ $2.78/Bu, March delivery
 Scoular                          40,000 Bu @ $2.87/Bu, Apr thru May delivery
 Scoular                          30,000 Bu @ $2.90/Bu, June thru July delivery


Silage
------

                Name              Commodity

 Strohauer Farms Inc.             9,000 Tons @ $28/Ton, Mar thru Sept delivery


     5. All feed and grain held in inventory is of a quality capable for use in cattle feeding operations with the exception of the following: None.

     6. All veterinary medicine supplies held in inventory are of usable quality, except the following: None.

     7. Seller is not aware of any custom cattle feeders in financial difficulties, such that they may not be in a financial condition to pay costs of feeding cattle as invoiced in Seller's ordinary business practice, except the following. None.

                                                                           PROXY
                                                                      APPENDIX B


                         MILLER DIVERSIFIED CORPORATION
                              5754 WEST 11TH STREET
                             GREELEY, COLORADO 80634


     The undersigned hereby appoints Norman M. Dean and James E. Miller, or either of them, proxies of the undersigned, each with the power of substitution and hereby authorizes them to vote as designated below, all the shares of common stock, $.0001 par value, of the undersigned at the Special Meeting of Stockholders of Miller Diversified Corporation (the "Company") to be held on October 31, 2003, and at all adjournments thereof, with respect to the following:


Item 1.  Election of Directors - Nominees:
         Norman M. Dean, James E. Miller, Clark A. Miller

         [   ]    FOR all nominees (except as indicated to the contrary below]
         [   ]    WITHHOLD AUTHORITY for all nominees

     INSTRUCTIONS:To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below. IF AUTHORITY IS NOT EXPRESSLY WITHHELD IT SHALL BE DEEMED GRANTED.

--------------------------------------------------------------------------------


Item 2. to consider and vote on the sale of substantially all the assets of the Company pursuant to an Asset Purchase Agreement dated September 19, 2003, between Miller Feed Lots, Inc., as Purchaser, which is owned and controlled by the persons who are directors of the Company, and the Company, as Seller, for an indeterminate sum to be paid by promissory note payable to us in the amount of $100,000 per year, plus interest until paid, and the assumption of certain related liabilities, which will result in the Company becoming a blank check company, with no business operations.


____     (FOR)               ____     (AGAINST)               ____    (ABSTAIN)

Item 3. In the proxy's discretion, on such other business as may properly be presented for action at the Special Meeting.

This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. This proxy when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1, FOR approval of the proposed disposition of substantially all the assets of the Company in Item 2, and in the proxy's discretion, on such other business as may properly come before the Special Meeting in Item 3.

                                      ------------------------------------------


                                      By:
                                          --------------------------------------

                                      Your signature should appear exactly as your name appears in the space at the left. For joint accounts, all owners should sign. When signing in a fiduciary or representative capacity, please give your full title as such.

                                      Date: _________________, 2003

                PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED
                 POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                                                                      APPENDIX C


                                    AGREEMENT

This agreement is made this date February 4, 2002 between Miller Diversified Corporation (MDC) and Miller Feedlots, Inc. (MFL).

On February 1, 1991 MDC executed a 25 year lease with MFL to lease its feedlot facility. The lease payments have a minimum of $10,750 per month.

MDC experienced a loss of approximately $550,000 in its cattle feeding operations in 2001 and under present market conditions could incur substantial losses in 2002.

Because of past and projected losses, Farm Credit System is questioning whether or not it will continue to provide capital for MDC.

Because it is in the best interest of both parties that MDC continue to feed cattle with MFL, it is hereby agreed that MFL will share 50% in any losses incurred by MDC during 2002 in an amount not exceeding $600,000.

Since ownership of these two entities is not identical with the owners of MFL owning only 40% of MDC, it is hereby agreed that if MDC becomes delinquent in any lease payments or if for any reason discontinues cattle feeding with MFL or upon demand by the owners of MFL, any amounts advanced by MFL under the terms of this agreement will be repaid under terms to be negotiated by the two parties.

Miller Diversified Corporation

 /s/ James E. Miller                        02/04/02
 -------------------                        ------------------------------------
President                                            Date

 /s/ Clark A. Miller                        02/04/02
 --------------------                       ------------------------------------
Secretary                                            Date

Miller Feedlots, Inc.

 /s/ James E. Miller                        02/04/02
 -------------------                        ------------------------------------
President                                            Date

 /s/ Clark A. Miller                        02/04/02
 --------------------                       ------------------------------------
Secretary                                            Date


                                      C-1